                                                                     Exhibit 2.1
================================================================================



                         AGREEMENT AND PLAN OF MERGER



                                 BY AND AMONG


                                  NACO, INC.,


                         ABC RAIL PRODUCTS CORPORATION

                                      AND

                          ABCR ACQUISITION SUB, INC.




                        DATED AS OF SEPTEMBER 17, 1998




================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                        Page
                                                                                        ----
ARTICLE I

    THE MERGER AND THE CLOSING..........................................................   2
    SECTION 1.1 -- The Merger...........................................................   2
    SECTION 1.2 -- Effective Time.......................................................   2
    SECTION 1.3 -- Effect of the Merger.................................................   2
    SECTION 1.4 -- Subsequent Actions...................................................   2
    SECTION 1.5 -- Certificate of Incorporation; By-Laws; Directors, Officers and
          Committees....................................................................   3
    SECTION 1.6 -- The Closing..........................................................   4

ARTICLE II

    EFFECT ON STOCK OF THE SURVIVING
    CORPORATION AND THE MERGED CORPORATION..............................................   4
    SECTION 2.1 -- Conversion of Securities.............................................   4
    SECTION 2.2 -- Conversion of Shares.................................................   4
    SECTION 2.3 -- Cancellation of Treasury Shares......................................   6
    SECTION 2.4 -- Conversion of Common Stock of Merger Subsidiary into Common
          Stock of the Surviving Corporation............................................   6
    SECTION 2.5 -- Exchange of Shares Other Than Treasury Shares........................   6
    SECTION 2.6 -- Transfer Books.......................................................   7
    SECTION 2.7 -- No Fractional Share Certificates.....................................   7
    SECTION 2.8 -- Rights to Purchase NACO Common Stock.................................   8

ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF NACO.............................................    9
    SECTION 3.1 -- Organization, Qualification, and Corporate Power....................    9
    SECTION 3.2 -- Authorization of Transaction; Required Filings and Consents.........    9
    SECTION 3.3 -- Capitalization; Subsidiaries........................................   10
    SECTION 3.4 -- Noncontravention....................................................   11
    SECTION 3.5 -- Brokers' Fees.......................................................   11
    SECTION 3.6 -- Registration Statement..............................................   11
    SECTION 3.7 -- Financial Statements................................................   11
    SECTION 3.8 -- Absence of Undisclosed Liabilities..................................   12
    SECTION 3.9 -- Events Subsequent to Fiscal Year End................................   12
    SECTION 3.10 -- Legal Compliance...................................................   12
    SECTION 3.11 -- Tax Matters........................................................   12

                                                                                             Page
                                                                                             ----
     SECTION 3.12 -- Real Property..........................................................   13
     SECTION 3.13 -- Intellectual Property..................................................   13
     SECTION 3.14 -- Contracts and Commitments..............................................   14
     SECTION 3.15 -- Litigation.............................................................   15
     SECTION 3.16 -- Employee Benefits......................................................   15
     SECTION 3.17 -- Environmental Matters..................................................   17
     SECTION 3.18 -- Labor Matters..........................................................   18
     SECTION 3.19 -- Certain Business Relationships.........................................   18
     SECTION 3.20 -- Approval Required......................................................   18
     SECTION 3.21 -- No Negotiations........................................................   19
     SECTION 3.22 -- Accounting Matters.....................................................   19
     SECTION 3.23 -- Opinion of Financial Advisor...........................................   19

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF ABC
     AND MERGER SUBSIDIARY..................................................................   19
     SECTION 4.1 -- Organization, Qualification, and Corporate Power........................   19
     SECTION 4.2 -- Authorization of Transaction; Required Filings and Consents.............   20
     SECTION 4.3 -- Capitalization; Subsidiaries; Affiliated Entities.......................   21
     SECTION 4.4 -- Noncontravention........................................................   22
     SECTION 4.5 -- Brokers' Fees...........................................................   22
     SECTION 4.6 -- SEC Documents...........................................................   22
     SECTION 4.7 -- Financial Statements....................................................   23
     SECTION 4.8 -- Absence of Undisclosed Liabilities......................................   23
     SECTION 4.9 -- Events Subsequent to Fiscal Year End....................................   24
     SECTION 4.10 -- Legal Compliance.......................................................   24
     SECTION 4.11 -- Tax Matters............................................................   24
     SECTION 4.12 -- Real Property..........................................................   25
     SECTION 4.13 -- Intellectual Property..................................................   25
     SECTION 4.14 -- Contracts and Commitments..............................................   26
     SECTION 4.15 -- Litigation.............................................................   27
     SECTION 4.16 -- Employee Benefits......................................................   27
     SECTION 4.17 -- Environmental Matters..................................................   29
     SECTION 4.18 -- Labor Matters..........................................................   30
     SECTION 4.19 -- Certain Business Relationships.........................................   31
     SECTION 4.20 -- Approval Required......................................................   31
     SECTION 4.21 -- No Negotiations........................................................   31
     SECTION 4.22 -- Tax Treatment..........................................................   31
     SECTION 4.23 -- Merger Subsidiary......................................................   31
     SECTION 4.24 -- The Rights Agreement...................................................   31
     SECTION 4.25 -- Accounting Matters.....................................................   31

                                                                                              PAGE
                                                                                              ----
     SECTION 4.26 -- Opinion of Financial Advisor..........................................     32
     SECTION 4.27 -- Affiliated Entities...................................................     32

ARTICLE V

     COVENANTS AND AGREEMENTS..............................................................     32
     SECTION 5.1 -- Conduct of NACO and ABC................................................     32
     SECTION 5.2 -- Stockholders' Meetings; Proxy Material.................................     35
     SECTION 5.3 -- Registration Statement; Joint Proxy Statement; Other Actions...........     35
     SECTION 5.4 -- No Solicitation........................................................     37
     SECTION 5.5 -- Takeover Statute.......................................................     39
     SECTION 5.6 -- Tax Treatment..........................................................     39
     SECTION 5.7 -- Conveyance Taxes.......................................................     39
     SECTION 5.8 -- Access to Information; Confidentiality Agreement.......................     39
     SECTION 5.9 -- Affiliate Agreements...................................................     40
     SECTION 5.10 -- Obligations of Merger Subsidiary......................................     40
     SECTION 5.11 -- Director and Officer Liability........................................     40
     SECTION 5.12 -- Notices and Consents..................................................     40
     SECTION 5.13 -- Notice; Supplements to Disclosure Schedule............................     41
     SECTION 5.14 -- Tax Certificates......................................................     41
     SECTION 5.15 -- Pooling of Interests..................................................     42
     SECTION 5.16 -- Further Assurances....................................................     42

ARTICLE VI

     CONDITIONS TO THE MERGER..............................................................     42
     SECTION 6.1 -- Conditions to Obligations of Each Party to Effect the Merger...........     42
     SECTION 6.2 -- Additional Conditions to Obligations of NACO...........................     43
     SECTION 6.3 -- Additional Conditions to Obligations of ABC............................     44

ARTICLE VII

     TERMINATION, AMENDMENT AND WAIVER.....................................................     45
     SECTION 7.1 -- Termination............................................................     45
     SECTION 7.2 -- Effect of Termination..................................................     48
     SECTION 7.3 -- Amendment..............................................................     49
     SECTION 7.4 -- Waiver.................................................................     49

ARTICLE VIII

     GENERAL PROVISIONS....................................................................     49
     SECTION 8.1 -- Non-Survival of Representations, Warranties and Agreements.............     49

     SECTION 8.2  -- Notices.............................................. 50
     SECTION 8.3  -- Expenses............................................. 50
     SECTION 8.4  -- Certain Definitions.................................. 51
     SECTION 8.5  -- Headings............................................. 53
     SECTION 8.6  -- Severability......................................... 53
     SECTION 8.7  -- Entire Agreement; No Third-Party Beneficiaries....... 53
     SECTION 8.8  -- Assignment........................................... 54
     SECTION 8.9  -- Governing Law........................................ 54
     SECTION 8.10 -- Consent to Jurisdiction.............................. 54
     SECTION 8.11 -- Costs of Enforcement................................. 54
     SECTION 8.12 -- Publicity............................................ 54
     SECTION 8.13 -- Incorporation of Exhibits and Disclosure Schedule.... 54
     SECTION 8.14 -- Counterparts......................................... 54

                              DISCLOSURE SCHEDULE
                              -------------------

SECTION                  DESCRIPTION
-------                  -----------

1.5(c)                    Officers and Directors of Surviving Corporation
1.5(d)                    Officers of ABC
3.3(b)                    NACO Securities
3.3(c)(i)                 NACO Subsidiaries
3.3(c)(i)(i)              Liens on NACO Securities
3.4                       NACO Noncontravention
3.5                       NACO Brokers' Fees
3.6                       NACO Draft Registration Statement
3.8                       NACO Undisclosed Liabilities
3.12                      NACO Real Property
3.13(a)                   NACO Intellectual Property
3.14(a)                   NACO Contracts
3.14(b)                   Exceptions to NACO Contracts
3.16(a)                   NACO Employee Benefit Plans
3.16(d)                   NACO Contributions to Multi-Employer Plans
3.16(f)                   NACO Retiree Medical/Life Insurance Benefits
3.17                      NACO Environmental Matters
3.18                      NACO Labor Matters
4.3(b)                    ABC Securities
4.3(c)                    ABC Affiliated Entities
4.4                       ABC Noncontravention
4.5                       ABC Brokers' Fees
4.8                       ABC Undisclosed Liabilities
4.9                       ABC Events Subsequent to Fiscal Year End
4.11                      ABC Taxes
4.12                      ABC Real Property
4.13(a)                   ABC Intellectual Property
4.13(c)                   ABC Intellectual Property to Affiliated Entities
4.14(a)                   ABC Contracts
4.14(b)                   Exceptions to ABC Contracts
4.16(a)                   ABC Employee Benefit Plans
4.16(c)                   ABC Non-Multi-Employer Plans
4.16(d)                   ABC Contributions to Multi-Employer Plans
4.16(f)                   ABC Retiree Medical/Life Insurance Benefits
4.17                      ABC Environmental Matters
4.18                      ABC Labor Matters
4.27(a)                   ABC Affiliated Entities
5.1(g)                    Conduct of NACO and ABC

SECTION                             DESCRIPTION
-------                             -----------

6.2(d)                              ABC Required Consents
6.2(h)                              Parties to Change-of-Control Agreements
6.3(d)                              NACO Required Consents
8.3(i)                              ABC Estimated Transaction Expenses
8.3(ii)                             NACO Estimated Transaction Expenses
8.4(h)(i)                           ABC Knowledge Officers
8.4(h)(ii)                          NACO Knowledge Officers

                                   EXHIBITS
                                   --------

EXHIBIT                       DESCRIPTION
-------                       -----------

A                             Voting Agreement
B                             Form of Restated Certificate of Incorporation of
                                the Surviving Corporation
C                             Form of Amended and Restated By-laws of
                                the Surviving Corporation
D                             Form of NACO Affiliate's Agreement
E                             Form of ABC Affiliate's Agreement
F                             Form of ABC Tax Certificate
G                             Form of NACO Tax Certificate
H                             Form of Registration Rights Agreement
I                             Form of Opinion of Counsel to ABC
J                             Form of Opinion of Counsel to NACO

                            INDEX OF DEFINED TERMS
                            ----------------------

DEFINITION                                                         PAGE
----------                                                         ----
ABC ...............................................................   1
ABC Acquisition Proposal...........................................  38
ABC Balance Sheet..................................................  53
ABC Common Stock...................................................   4
ABC Contract.......................................................  26
ABC Employee Benefit Plans.........................................  27
ABC Financial Statements...........................................  23
ABC Intellectual Property..........................................  25
ABC Preferred Stock................................................  21
ABC SEC Documents..................................................  22
ABC Special Meeting................................................  35
ABC Stock Options..................................................  21
ABC Superior Proposal..............................................  47
Affiliated Entity..................................................  51
Agreement..........................................................   1
APB 16.............................................................  19
Applicable Law.....................................................  11
Average ABC Trading Price..........................................  48
Business Day.......................................................  51
Certificate of Merger..............................................   2
Cleanup............................................................  51
Closing............................................................   4
Closing Date.......................................................   4
Code...............................................................   1
Confidentiality Agreement..........................................  39
Control Group......................................................  51
Delaware Law.......................................................   2
Disclosure Schedule................................................   9
Draft Registration Statement.......................................  11
Effective Time.....................................................   2
Environmental Claim................................................  51
Environmental Laws.................................................  52
ERISA..............................................................  15
Exchange Act.......................................................  20
Exchange Agent.....................................................   6
Exchange Fund......................................................   6
Exchange Ratio.....................................................   4
Fully Diluted Locomotive Shares....................................   5
Fully Diluted Track Option Shares..................................   5

                                     Viii

DEFINITION                                                              PAGE
----------                                                              ----
Fully Diluted Track Shares..............................................   5
GAAP....................................................................   1
Governmental Authority..................................................   9
Governmental Licenses...................................................   9
Hart-Scott-Rodino Act...................................................  10
Hazardous Materials.....................................................  52
In-The-Money Track Stock Option.........................................   5
IRS.....................................................................  13
Joint Proxy Statement...................................................  35
Knowledge...............................................................  52
Liens...................................................................  10
Material Adverse Effect.................................................  52
Merged Corporation......................................................   2
Merger..................................................................   1
Merger Subsidiary.......................................................   1
Multi-Employer Plan.....................................................  15
NACO....................................................................   1
NACO Acquisition Proposal...............................................  37
NACO Balance Sheet......................................................  52
NACO Common Stock.......................................................   5
NACO Contract...........................................................  14
NACO Employee Benefit Plans.............................................  15
NACO Financial Statements...............................................  12
NACO Intellectual Property..............................................  13
NACO Rights.............................................................   8
NACO Shares.............................................................   5
NACO Special Meeting....................................................  35
NACO Superior Proposal..................................................  46
Nasdaq..................................................................   4
Nasdaq NMS..............................................................   5
Parties.................................................................   2
Party...................................................................   2
Permits.................................................................  12
Permitted Liens.........................................................  52
Person..................................................................  52
Pre-Surrender Dividends.................................................  .7
Registration Statement..................................................  20
Release.................................................................  52
Representatives.........................................................  39
Restraints..............................................................  42
Rights Agreement........................................................  20
SEC.....................................................................  11
SEC Regulations.........................................................  20
Securities Act..........................................................  10
Special Meetings........................................................  35

DEFINITION                                                              PAGE
----------                                                              ----
Subsidiary............................................................... 53
Surviving Corporation....................................................  2
Surviving Corporation Common Stock.......................................  6
Tax...................................................................... 53
Tax Return............................................................... 53
Taxes.................................................................... 53
Termination Date......................................................... 45
Voting Agreement.........................................................  1
Weighted Average ABC Trading Price.......................................  4

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of September 17, 1998, (this "Agreement"), by and among NACO, Inc., a Delaware corporation ("NACO"), ABC Rail
----------                                                      ----
Products Corporation, a Delaware corporation ( "ABC"), and ABCR Acquisition Sub,
                                                ---
Inc., a Delaware corporation and a wholly owned subsidiary of ABC ("Merger
                                                                    ------
Subsidiary").
----------

                              W I T N E S S E T H

     WHEREAS, the Boards of Directors of NACO, ABC and Merger Subsidiary have each determined that it is in the best interests of their respective stockholders for NACO and ABC to enter into a business combination in a "merger of equals" under which Merger Subsidiary will, upon the terms and subject to the conditions set forth herein, merge with and into NACO (the "Merger") so that
                                                            ------
NACO will become a wholly owned subsidiary of ABC;

     WHEREAS, the Boards of Directors of NACO, ABC and Merger Subsidiary (and ABC as the sole stockholder of Merger Subsidiary) have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved the Merger upon the terms and subject to the conditions set forth herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and
                                       ----

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests" under United States generally accepted accounting principles ("GAAP");
                                 ----

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to ABC to enter into this Agreement, Joseph A. Seher, the Chairman, Chief Executive Officer and majority stockholder of NACO, and ABC have entered into a Voting Agreement as set forth in Exhibit A hereto (the "Voting
                                                               ------
Agreement") pursuant to which Mr. Seher has agreed to vote his shares of NACO
---------
Common Stock in favor of the Merger and the transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                          THE MERGER AND THE CLOSING

      SECTION 1.1 -- The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law ("Delaware Law"), Merger Subsidiary shall be merged with and into NACO, the
      ------------
separate corporate existence of Merger Subsidiary shall cease, and NACO shall continue as the surviving corporation which shall be a wholly owned subsidiary of ABC. NACO as the surviving corporation after the Merger is herein sometimes referred to as the "Surviving Corporation" and Merger Subsidiary as the non-
                    ---------------------
surviving corporation after the Merger is herein sometimes referred to as the "Merged Corporation." NACO, ABC and Merger Subsidiary are herein referred to
-------------------
collectively as the "Parties" and each individually as a "Party."
                     -------                              -----

      SECTION 1.2 -- Effective Time. As promptly as practicable on the Closing Date, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State
                            ---------------------
of the State of Delaware with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such later date or time as may be set forth in the Certificate of Merger (such time as the Merger becomes effective being hereinafter referred to as the "Effective Time").
                                                        --------------

      SECTION 1.3 -- Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of NACO and Merger Subsidiary shall continue with, or vest in, as the case may be, NACO as the Surviving Corporation, and all debts, liabilities and duties of NACO and Merger Subsidiary shall continue to be, or become, as the case may be, the debts, liabilities and duties of NACO as the Surviving Corporation. At the Effective Time, the Surviving Corporation shall be a direct wholly owned subsidiary of ABC.

      SECTION 1.4 -- Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

      SECTION 1.5 -- Certificate of Incorporation; By-Laws; Directors, Officers and Committees. Unless otherwise agreed by NACO and ABC before the Effective Time, at the Effective Time:

          (a) The restated certificate of incorporation of NACO, as in effect immediately prior to the Effective Time, shall be amended at and as of the Effective Time as set forth in Exhibit B hereto and, as so amended, such restated certificate of incorporation shall be the restated certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation;

          (b) The amended and restated by-laws of NACO, as in effect immediately prior to the Effective Time, shall be amended at and as of the Effective Time as set forth in Exhibit C hereto and, as so amended, such amended and restated by-laws shall be the amended and restated by-laws of the Surviving Corporation until thereafter amended as provided by law and by the restated certificate of incorporation and the amended and restated by-laws of the Surviving Corporation;

          (c) The members of the Board of Directors and the officers of the Surviving Corporation at the Effective Time shall be as designated in Section 1.5(c) of the Disclosure Schedule and shall serve in such capacities for the applicable period specified in accordance with the by-laws of the Surviving Corporation. If any director designated in accordance with Section 1.5(c) of the Disclosure Schedule shall be unable to serve as a director at the Effective Time, or if any officer designated in accordance with Section 1.5(c) of the Disclosure Schedule ceases to be a full-time employee of either NACO or ABC before the Effective Time, the Parties will agree upon another person to serve in such person's stead; and

          (d) The members of the Board of Directors (including the classes into which such members shall be classified) and the members of the committees of the Board of Directors (including the chairmen thereof) at the Effective Time shall be mutually agreed upon by NACO and ABC, provided that the Board of Directors of ABC shall consist of eight (8) persons: Joseph A. Seher and Donald W. Grinter, three persons to be named by Joseph A. Seher and the Board of Directors of NACO, and three persons to be named by Donald W. Grinter and the Board of Directors of ABC. All directors designated herein shall serve in such capacities for the applicable period specified in accordance with the restated certificate of incorporation (as to be amended to provide for the classified Board of Directors) and by-laws of ABC. If any director designated herein shall be unable to serve as a director (including as a member or chairman of any committee) at the Effective Time, the Party which designated such individual shall designate another individual to serve in such individual's place. The officers of ABC at the Effective Time shall be as designated in Section 1.5(d) of the Disclosure Schedule and shall serve in such capacities for the applicable period specified in accordance with the by-laws of ABC. If any officer designated in accordance with

Section 1.5(d) of the Disclosure Schedule ceases to be a full-time employee of either NACO or ABC before the Effective Time, the Parties will agree upon another person to serve in such person's stead.

          (e) The restated certificate of incorporation of ABC shall be amended at and as of the Effective Time to provide for (i) a change in the name of ABC to "ABC-NACO Inc." and (ii) a classified Board of Directors as contemplated by
Section 1.5(d).

      SECTION 1.6 -- The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on a date (the
                        -------
"Closing Date") and at a place to be specified by the parties, which shall be
 ------------
(i) no later than the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions set forth in Article VI hereof (other than conditions with respect to actions the respective Parties will take at the Closing itself), or (ii) at such other time and place and on such other date as NACO and ABC shall agree.


                                  ARTICLE II

                       EFFECT ON STOCK OF THE SURVIVING
                    CORPORATION AND THE MERGED CORPORATION

      SECTION 2.1 -- Conversion of Securities. The manner and basis of converting the shares of common stock of the Surviving Corporation and of the Merged Corporation at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.

      SECTION 2.2 -- Conversion of Shares.

          (a) Each NACO Share and all rights in respect thereof shall, at the Effective Time and without any action on the part of any holder thereof, forthwith cease to exist and be converted into the right to receive (in addition to cash in lieu of fractional shares pursuant to Section 2.7) that number of shares of ABC Common Stock (rounded up to the nearest one thousandth) equal to the number of Fully Diluted ABC Shares divided by the number of Fully Diluted NACO Shares (the "Exchange Ratio").
                  --------------

          (b) As used herein:

          (i) "Weighted Average ABC Trading Price" means, during the fifteen
               ----------------------------------
     (15) Business Days immediately preceding the fourth Business Day prior to the later of the date of the ABC Special Meeting and the date of the NACO Special Meeting as specified in the Joint Proxy Statement, the sum of the per share sale prices of the common stock, par value $0.01 per share, of ABC (the "ABC Common Stock") sold on and reported by the Nasdaq
               ----------------

     Stock Market's ("Nasdaq") National Market System (the "Nasdaq NMS") during
                      ------                                ----------
     such period, divided by the aggregate number of such shares of ABC Common Stock;

          (ii)  "Fully Diluted NACO Shares" means the sum of (A) the number of
                 -------------------------
     shares of common stock, par value $.01 per share, of NACO (the "NACO Common
                                                                     -----------
     Stock") outstanding immediately prior to the Effective Time (excluding
     -----
     those shares to be canceled in accordance with Section 2.3, the "NACO
                                                                      ----
     Shares") and (B) the number of shares of NACO Common Stock issuable upon
     ------
     the exercise of NACO Rights outstanding immediately prior to the Effective Time;

          (iii) "Fully Diluted ABC Option Shares" means the product of (A) a
                -------------------------------
     fraction, the numerator of which is equal to (1) the Weighted Average ABC Trading Price minus (2)(i) the sum of the per option exercise prices for each In-The-Money ABC Stock Option divided by (ii) the aggregate number of In-The-Money ABC Stock Options, and the denominator of which is equal to the Weighted Average ABC Trading Price, and (B) the aggregate number of In-The-Money ABC Stock Options;

          (iv)  "Fully Diluted ABC Shares" means the sum of (A) the number of
                 ------------------------
     shares of ABC Common Stock outstanding immediately prior to the Effective Time, (B) the 333,333 shares of ABC Common Stock that are issuable pursuant to the Supplemental Agreement by and among ABC and the shareholders of American System Technologies, Inc., dated as of December 17, 1996, and the Supplemental Agreement by and among ABC and the shareholders of United Railway Signal Group, Inc., dated as of October 31, 1997, less any of such shares issued after the date hereof and prior to the Effective Time and (C) the Fully Diluted ABC Option Shares; and

          (v)   "In-The-Money ABC Stock Option" means each ABC Stock Option
                 -----------------------------
     outstanding immediately prior to the Effective Time, the exercise price of which is less than the Weighted Average ABC Trading Price.

          (c) The Exchange Ratio shall be appropriately adjusted to eliminate the impact of any dividend (whether in cash, securities or other property, but excluding any regular, quarterly cash dividend of ABC), stock split, reclassification, recapitalization, reverse split, or similar event, announced or occurring, with respect to ABC Common Stock and with a record date after execution of this Agreement and before the Effective Time.

          (d) As of the Effective Time, all NACO Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any NACO Shares shall cease to have any rights with respect thereto, except the right to receive the certificates representing shares of ABC Common Stock into which such NACO Shares have been converted and any cash in lieu of fractional shares of ABC Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.5, without interest, subject to the limitations set forth in Sections 2.3 and 2.7 hereof.

      SECTION 2.3 -- Cancellation of Treasury Shares. At the Effective Time, each share of NACO Common Stock held in the treasury of NACO or by any of NACO's Subsidiaries, and each share of NACO Common Stock that is owned by ABC, Merger Subsidiary or any other Subsidiary of ABC, immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of ABC or the Surviving Corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

      SECTION 2.4 -- Conversion of Common Stock of Merger Subsidiary into Common Stock of the Surviving Corporation. At the Effective Time, the shares of common stock, par value $0.01 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of ABC, forthwith cease to exist and be converted into an aggregate of 1,000 validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation, par value $0.01 per share (the "Surviving Corporation Common Stock"). Immediately after
                      ----------------------------------
the Effective Time and upon surrender by ABC of the certificate representing the shares of the common stock of Merger Subsidiary, the Surviving Corporation shall deliver to ABC an appropriate certificate or certificates representing the shares of Surviving Corporation Common Stock created by conversion of the common stock of Merger Subsidiary owned by ABC.

      SECTION 2.5 -- Exchange of Shares Other Than Treasury Shares. Subject to the terms and conditions hereof, at or prior to the Effective Time, ABC shall enter into an agreement with American Stock Transfer and Trust Co. or such other bank or trust company as may be designated by ABC and as shall be reasonably satisfactory to NACO (the "Exchange Agent") to effect the exchange of NACO
                           --------------
Shares for ABC Common Stock in accordance with the provisions of this Article
II. At or prior to the Effective Time, ABC shall deposit, or cause to be deposited, with the Exchange Agent for the benefit of the holders of NACO Shares certificates representing ABC Common Stock for conversion of NACO Shares in accordance with the provisions of Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto and any cash payable in lieu of any fractional shares of ABC Common Stock being herein referred to as the "Exchange Fund"). Commencing immediately after the Effective
                    -------------
Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing NACO Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to ABC. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of ABC Common Stock into which NACO Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and all such shares of ABC Common Stock shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding NACO Shares shall be deemed for all corporate purposes of ABC, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of ABC Common Stock into which NACO Shares theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing NACO Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of ABC Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Except as otherwise provided in Section 2.6 hereof, upon the surrender of any such certificate theretofore representing NACO Shares, however, the record holder of the certificate or certificates representing shares of ABC Common Stock issued in exchange therefor shall receive from the Exchange Agent or from ABC, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of ABC Common Stock ("Pre-
                                                                    ---
Surrender Dividends"). No interest shall be payable with respect to the payment
-------------------
of Pre-Surrender Dividends upon the surrender of certificates theretofore representing NACO Shares. After the appointment of the Exchange Agent shall have been terminated, any holders of certificates representing NACO Shares which have not received payment of Pre-Surrender Dividends shall look only to ABC for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5, neither the Exchange Agent nor any Party shall be liable to a holder of NACO Shares for any ABC Common Stock, any dividends or distributions thereon or any cash payment for fractional shares as contemplated by Section 2.7 hereof, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      SECTION 2.6 -- Transfer Books. The stock transfer books of NACO shall be closed at the Effective Time and no transfer of any NACO Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of NACO Shares that is not registered in the stock transfer records of NACO at the Effective Time, a certificate or certificates representing the number of full shares of ABC Common Stock into which such NACO Shares shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.5 hereof, if the certificate or certificates representing such NACO Shares is or are surrendered as provided in Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

      SECTION 2.7 -- No Fractional Share Certificates. (a) No scrip or fractional share certificate for ABC Common Stock will be issued upon the surrender for exchange of certificates evidencing NACO Shares, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of ABC or of the Surviving Corporation with respect to such fractional share interest.

          (b) As promptly as practicable following the Effective Time, ABC shall deliver to the Exchange Agent for deposit in the Exchange Fund an amount sufficient for the Exchange Agent to pay each holder of NACO Common Stock an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all NACO Shares held of record at the Effective Time by such holder) by the Average ABC Trading Price.

          (c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of NACO Shares with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of NACO Shares, subject to and in accordance with the terms of Section 2.5 hereof.

          (d) Any portion of the Exchange Fund which remains undistributed for six months after the Effective Time shall be delivered to ABC, upon demand, and any holders of NACO Shares who have not theretofore complied with the provisions of this Article II shall thereafter look only to ABC for satisfaction of their claims for ABC Common Stock, any cash in lieu of fractional shares of ABC Common Stock and any Pre-Surrender Dividends, in each case, without any interest thereon.

          (e) The Exchange Agent shall invest all cash included in the Exchange Fund, as directed by ABC. Any interest and other income resulting from such investments shall be paid to ABC.

      SECTION 2.8 -- Rights to Purchase NACO Common Stock. At the Effective Time, each warrant, option and other right granted by NACO to purchase shares of NACO Common Stock ("NACO Rights") which is outstanding and unexercised
                    -----------
immediately prior to the Effective Time shall be converted into a warrant, option or other right, as the case may be, to purchase shares of ABC Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions are altered in accordance with their terms as a result of the transactions contemplated hereby):

          (a) the number of shares of ABC Common Stock to be subject to the converted warrant, option or right, as the case may be, shall be equal to the product of (i) the number of shares of NACO Common Stock subject to the original NACO Right and (ii) the Exchange Ratio;

          (b) the exercise price per share of ABC Common Stock under the converted warrant, option or right, as the case may be, shall be equal to (i) the exercise price per share of NACO Common Stock under the original NACO Right divided by (ii) the Exchange Ratio; provided, however, that in no event shall the exercise price per share of ABC Common Stock be less than par value per share of ABC Common Stock; and

          (c) upon each exercise of NACO Rights by a holder thereof, the aggregate number of shares of ABC Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF NACO

     NACO represents and warrants to ABC that the statements contained in this
Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in specifically referenced sections of the disclosure schedule attached hereto (the "Disclosure Schedule").
                                                          -------------------

     SECTION 3.1 -- Organization, Qualification, and Corporate Power.  Each
of NACO and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of NACO and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of NACO and its Subsidiaries has all corporate power and all governmental licenses, authorizations, consents and approvals (collectively, "Governmental Licenses") required to carry on the business in which it is
 ---------------------
engaged, except for failures to have any such Governmental License which would not, individually or in the aggregate, have a Material Adverse Effect. NACO has heretofore delivered to ABC complete and correct copies of the certificate of incorporation and the by-laws of NACO and each of its Subsidiaries as currently in effect.

     SECTION 3.2 -- Authorization of Transaction; Required Filings and Consents. NACO has full power and authority (including full corporate power and authority) to enter into, execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of NACO's obligations hereunder have been duly and validly authorized by the Board of Directors of NACO and, except for the approval and adoption of this Agreement by NACO's stockholders, no other corporate proceedings on the part of NACO are necessary to authorize the execution, delivery and performance of this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of NACO has determined that the transactions contemplated by this Agreement are in the best interest of NACO and its stockholders and to recommend to such stockholders that they approve and adopt this Agreement and the transactions contemplated hereby. Subject to the approval and adoption of this Agreement by NACO's stockholders, this Agreement has been duly executed and delivered by NACO and constitutes, assuming due authorization, execution and delivery of this Agreement by ABC and Merger Subsidiary, the valid and binding obligation of NACO, enforceable against NACO in accordance with its terms. NACO does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Federal, state, local or foreign government, court of competent jurisdiction, administrative agency, commission or other governmental authority or instrumentality (each, a "Governmental Authority") in
                                                    ----------------------
connection with the execution and delivery of this Agreement in order for the Parties to consummate the transactions contemplated by this Agreement, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of the other states in which NACO is qualified to do business; (b) the filing of a pre-merger notification and report form by NACO under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"); (c) compliance with any applicable requirements of
 ---------------------
state blue sky or takeover laws; and (d) such other notices, filings, authorizations, consents or approvals (i) the failure of which to be given, made or obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or (ii) that become applicable as a result of the business or activities in which ABC or any of its Subsidiaries or Affiliated Entities is or proposes to be engaged or any acts or omissions by, or facts pertaining to, ABC.

     SECTION 3.3 -- Capitalization; Subsidiaries.

          (a) The authorized capital stock of NACO consists of 2,000,000 shares of NACO Common Stock, of which 400,000 shares have been designated as Class A Common Stock. As of September 15, 1998, 1,024,106 shares of NACO Common Stock were outstanding, 1,035 shares of NACO Common Stock were held in NACO's treasury and no shares of NACO's Class A Common Stock were issued or outstanding or held in NACO's treasury. All of the issued and outstanding shares of NACO Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof arising from NACO. All prior sales of NACO's securities have been made in compliance with or under an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, and no shareholders of
---------------
NACO have any rescission rights with respect to any NACO Common Stock or other NACO securities.

          (b) An aggregate of 49,377 shares of NACO Common Stock are reserved and authorized for issuance pursuant to NACO's Omnibus Stock Option Plan.
Except as set forth in Section 3.3(b) of the Disclosure Schedule, NACO does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character to or by which NACO is a party or is bound which, directly or indirectly, obligate NACO to issue, deliver, sell, redeem, repurchase or otherwise acquire any shares of NACO Common Stock or any other equity security of NACO or any securities representing the right to purchase or otherwise receive any shares of NACO Common Stock or any other equity security of NACO.

          (c) Section 3.3(c)(i) of the Disclosure Schedule sets forth a true and correct list of all of NACO's Subsidiaries. NACO owns, directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. Each share of each Subsidiary owned directly or indirectly by NACO is duly authorized and validly issued and is fully paid, nonassessable and free of preemptive rights, and, except as set forth in Section 3.3(c)(ii) of the Disclosure Schedule, each share is free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively "Liens"), and all rights
                                                        -----
of first refusal and limitations on NACO's voting rights. None of NACO's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the sale or issuance by such Subsidiary or by NACO or any other Subsidiary of NACO, of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     SECTION 3.4 -- Noncontravention. Neither the execution and delivery of this Agreement by NACO, nor the performance by NACO of its obligations hereunder, will, assuming the receipt of the consents listed in Section 6.3(d) of the Disclosure Schedule, (a) conflict with or result in a breach of any provision of the certificate of incorporation, by-laws or equivalent organizational instrument of NACO or any of its Subsidiaries, (b) violate any Applicable Law, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority applicable to NACO or any of its Subsidiaries or by which NACO or any of its Subsidiaries is bound or to which any of their assets is subject or (c) except as set forth in Section 3.4 of the Disclosure Schedule, conflict with, result in a violation or breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, indenture, lease, Governmental License, instrument, or other arrangement to which NACO or any of its Subsidiaries is a party or by which NACO or any of its Subsidiaries is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets), except, with respect to clauses (b) and (c) above, where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, the term "Applicable Law" means
                                                          --------------
any statute, law (including common law), ordinance, rule or regulation applicable to the Person referenced.

     SECTION 3.5 -- Brokers' Fees. Except as set forth in Section 3.5 of the Disclosure Schedule, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of NACO or any of its Subsidiaries that would be entitled to any fee or commission from NACO or any of its Subsidiaries, the Surviving Corporation, ABC or any of ABC's Affiliates, in connection with, or as a result of the consummation of, the transactions contemplated by this Agreement.

     SECTION 3.6 -- Registration Statement. As of the date hereof, neither NACO nor any of its Subsidiaries is required to file any reports, proxy statement, forms, registration statements or other documents with the Securities and Exchange Commission (the "SEC"). Except as set forth in Section 3.6 of the
                          ---
Disclosure Schedule, the draft Registration Statement on Form S-1 dated August 6, 1998 (the "Draft Registration Statement") previously furnished to ABC, as of
              ----------------------------
its date, (a) complied in all material respects with the requirements of the Securities Act and applicable SEC Regulations and (b) contained no untrue statement of a material fact nor omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.7 -- Financial Statements. The audited consolidated balance sheets, statements of operations and comprehensive income, statements of stockholders' equity and statements of cash flows of NACO and its consolidated Subsidiaries as of and for each of the fiscal years ended March

31, 1996, March 30, 1997 and March 29, 1998, and the unaudited consolidated balance sheets, statements of operations and comprehensive income and statements of cash flows of NACO and its consolidated Subsidiaries as of and for the three month period ended June 28, 1998 (collectively, the "NACO Financial Statements")
                                                     -------------------------
(including, in each case, any notes and schedules thereto), a true and correct copy of which has previously been furnished to ABC, (a) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated in the related notes and schedules thereto) and (b) fairly present in all material respects the consolidated financial condition of NACO and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the unaudited NACO Financial Statements, to normal year-end adjustments which are not expected to be, individually or in the aggregate, material in amount).

     SECTION 3.8 -- Absence of Undisclosed Liabilities. Except as set forth in
Section 3.8 of the Disclosure Schedule and except for liabilities and obligations incurred in the ordinary course of business since the date of NACO Balance Sheet, neither NACO nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of NACO and its consolidated Subsidiaries or in the notes thereto except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 3.9 -- Events Subsequent to Fiscal Year End. Since the date of NACO Balance Sheet, NACO and its Subsidiaries have conducted their businesses in the ordinary course of business, and neither NACO nor any of its Subsidiaries has experienced any change in its financial condition, business, assets, properties or prospects which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect. Since the date of NACO Balance Sheet, neither NACO nor any of its Subsidiaries has taken any of the actions or permitted to occur any of the events specified in Section 5.1(a) through (o).

     SECTION 3.10 -- Legal Compliance. NACO and its Subsidiaries are in compliance with all Applicable Laws, ordinances, judgments, decrees, rules and regulations of any Governmental Authority applicable to their business and operations, except for such violations, if any, which, individually or in the aggregate, has not had or could not reasonably be expected to have, a Material Adverse Effect. All governmental approvals, permits and Governmental Licenses (collectively, "Permits") required to conduct the business of NACO and its
                -------
Subsidiaries have been obtained, are in full force and effect and are being complied with, except for failures to obtain such Permits, to have such Permits in full force and effect or to be in compliance with such Permits, if any, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.11 -- Tax Matters.

          (a) Complete and correct copies of all material Tax Returns and all amendments or modifications thereto filed or caused to be filed by NACO and its Subsidiaries for the last five full fiscal years have been delivered to ABC. Each such Tax Return reflects accurately all liability for

Taxes of NACO and its Subsidiaries for the periods covered thereby and is complete and correct in all material respects. Except for Taxes the non-filing or non-payment of which would not have a Material Adverse Effect, NACO and its Subsidiaries have filed all material Tax Returns for Taxes required to be filed and have paid all Taxes due with respect to such Tax Returns.

          (b) NACO has established adequate reserves on the Financial Statements for payment for Taxes by NACO and its Subsidiaries relating to periods (or portions thereof) for which a Tax Return was required to be filed, for Taxes that are not then due or payable and have or will establish adequate reserves for Taxes relating to subsequent periods through the Closing.

          (c) Neither NACO nor any of its Subsidiaries is currently under examination by the Internal Revenue Service (the "IRS") or any other
                                                  ---
Governmental Authority with respect to Taxes; and neither NACO nor any of its Subsidiaries has been contacted by or is currently corresponding with any state or local government with respect to the requirement to file Tax Returns and/or pay any Taxes. No waivers of statute of limitations have been given to or requested by any Governmental Authority.

     SECTION 3.12 -- Real Property. Section 3.12 of the Disclosure Schedule sets forth (a) a correct and complete list of all leases of real property to which NACO or any of its Subsidiaries is a party as lessee as of the date hereof involving an annual lease payment of more than $100,000, including an identification of the parties, the property, the term of the lease and the rent or lease payments thereunder, and (b) a correct and complete list of all real property owned by NACO and its Subsidiaries as of the date hereof, including an identification of the property, the record owner and the principal structures thereon.

     SECTION 3.13 -- Intellectual Property.

          (a) Section 3.13(a) of the Disclosure Schedule sets forth a correct and complete list (the "NACO Intellectual Property") of (i) all letters patent
                        --------------------------
and patent applications, and (ii) all registered and other material utility models, utility model applications, trade names, brand names, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations and applications; with respect to both clauses (i) and
(ii), both domestic and foreign, presently owned, possessed, used or held by NACO and its Subsidiaries. Section 3.13(a) of the Disclosure Schedule also identifies each license, agreement, or other permission which NACO or its Subsidiaries has granted to or received from any third party with respect to any NACO Intellectual Property.

          (b) NACO and its Subsidiaries own or have a binding, enforceable right to use NACO Intellectual Property, are the owner of record of any application, registration or grant for each item of NACO Intellectual Property, and have properly executed and recorded all documents necessary to perfect their title to such NACO Intellectual Property. Neither the conduct of NACO's or any of its Subsidiaries' business nor any of the products sold or services provided by NACO or its Subsidiaries in connection therewith (except for such infringements or violation of rights which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect) infringes upon or is inconsistent with the intellectual property rights of any other Person. To the Knowledge of NACO, neither the conduct of any other Person's business, nor the nature of any of the products it sells or services it provides, infringes upon or is inconsistent with any NACO Intellectual Property. Neither NACO nor any of its Subsidiaries has any liability for, or has given any indemnification for, patent, trademark or copyright infringement with respect to any products manufactured, used, distributed or sold by NACO or its Subsidiaries. NACO and its Subsidiaries have filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all NACO Intellectual Property until Closing.

     SECTION 3.14 -- Contracts and Commitments.

          (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule, neither NACO nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any director, officer, employee or consultant which, solely in the case of employees or consultants, provide for payments in excess of $125,000 per annum or cannot be terminated upon 30 days' or less notice without penalty or premium, (ii) which, upon consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (including, without limitation, severance payments, golden parachute payments, change in control payments, unemployment compensation payments or otherwise) becoming due from ABC, NACO, the Surviving Corporation or any of their respective Subsidiaries to any director, officer or employee (current, former or retired) thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement,
(iv) which is a contract or agreement not otherwise described by clause (iii) hereof involving the payment of more than $125,000 per annum, (v) which materially restricts the conduct of any line of business by NACO or any of its Subsidiaries or (vi) under which any of the benefits will be increased, or the vesting of the benefits will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in Section 3.14(a) of the Disclosure Schedule, is referred to herein as a "NACO Contract."
                                                                -------------
NACO has previously delivered to ABC true and correct copies of each NACO Contract.

          (b) Except as set forth in Section 3.14(b) of the Disclosure Schedule,
(i) each NACO Contract is valid and binding and in full force and effect, (ii) NACO and each of its Subsidiaries have performed all obligations required to be performed by it to date under each NACO Contract, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of NACO or any of its Subsidiaries under any such NACO Contract, except where such default, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect and (iv) no other party to such NACO Contract is, to the Knowledge of NACO, in default in any respect thereunder, except where such default, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.15 -- Litigation. Neither NACO nor any of its Subsidiaries or any of their respective directors, officers, agents or employees (in their respective capacities as such) (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party to, or to the Knowledge of NACO, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, charge, action, suit, proceeding, hearing, or investigation could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 3.16 -- Employee Benefits.

          (a) Section 3.16(a) of the Disclosure Schedule contains a complete list of each employee benefit plan or arrangement sponsored, maintained or contributed to by NACO or any other member of a Control Group of NACO for the benefit of any current or former employee, officer or director, or their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), deferred compensation plans, bonus plans, stock option plans,
          -----
employment agreements, change in control agreements, hospitalization, disability and other insurance plans, severance or termination pay plans and policies ("NACO Employee Benefit Plans") (true and accurate copies of which, together
-----------------------------
with, where applicable, the most recent annual reports on Form 5500, summary plan descriptions with respect thereto and actuarial or valuation reports, were furnished to ABC).

          (b) With respect to each NACO Employee Benefit Plan which is not a multi-employer plan described in Section 3(37)) of ERISA ("Multi-Employer
                                                           --------------
Plan"): (i) each has been operated and administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending or, to the Knowledge of NACO, threatened or anticipated (other than routine claims for benefits); (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any Governmental Authority; (iv) to the Knowledge of NACO, there are no facts which exist which could give rise to any material liability to NACO or any of its Subsidiaries in the event of any such investigation, claim, action, suit, audit, review, or other proceeding (other than for routine claims for benefits, funding obligations in the ordinary course and liability due to the Pension Benefit Guaranty Corporation for premiums in the ordinary course); (v) all reports, returns, and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no non-exempt "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

          (c) With respect to each NACO Employee Benefit Plan which is not a Multi-Employer Plan: (i) the IRS has issued a favorable determination letter, true and correct copies of which have been furnished to ABC with respect to each such plan intended to qualify under Code Section 401(a), that such plans are qualified and exempt from federal income taxes; (ii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred with respect to any such plan subject to Title IV of ERISA, other than one for which the 30-day notice requirement has been waived;
(iii) the greatest of the projected benefit obligations or the accumulated benefit obligations (under Financial Accounting Standard 87) and the current liability within the meaning of Section 412(l)(7) of the Code with respect to any such plan subject to Title IV of ERISA (as of most recent actuarial valuation for such plan), did not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (iv) all contributions or other payments to, and payments from and with respect to, such plans, including to any Governmental Authority, which may have been required to be made in accordance with such plans and ERISA or the Code or other Applicable Law have been timely made; (v) all such contributions or other payments to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) or exempt from tax by reason of Section 501(c)(9) of the Code) and all payments with respect to the plans (including, without limitation, to the Pension Benefit Guaranty Corporation or any Governmental Authority and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the NACO Balance Sheet.

          (d) Except as set forth in Section 3.16(d) of the Disclosure Schedule, neither NACO nor any other member of a Control Group of NACO contributes to, or within the past ten years has contributed to, a Multi-Employer Plan. To the extent that either NACO or any other member of a Control Group of NACO has so contributed to any such plan, (i) all contributions required to be made to such Multi-Employer Plans by NACO and such Control Group members have been timely made, (ii) neither NACO nor any other member of a Control Group of NACO has incurred any material liability (including secondary liability) to any Multi-Employer Plan which has not been satisfied as a result of a complete or partial withdrawal from such Multi-Employer Plan under (S) 4201 of ERISA or as a result of a sale of assets described in (S) 4204 of ERISA, and (iii) neither NACO or any member of a Control Group of NACO has been notified that any Multi-Employer Plan is in reorganization or insolvent under and within the meaning of (S) 4241 or (S) 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multi-Employer Plan intends to terminate or has been terminated under (S) 4041A of ERISA.

          (e) Except as set forth in Section 3.14(a) of the Disclosure Schedule, neither the consummation or announcement of or other action relating to the transactions contemplated by this Agreement will entitle any director, officer, employee (current, former or retired) or consultant of NACO or its Subsidiaries or any trustee under any "rabbi trust" or similar arrangement to any payment, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any such person, whether or not some other subsequent action or event would be required to cause such payment, acceleration, vesting or increase to be triggered.

          (f) Except as set forth in Section 3.16(f) of the Disclosure Schedule, none of the NACO Employee Benefit Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by Applicable Law.

     SECTION 3.17 -- Environmental Matters. Except as set forth in Section 3.17 of the Disclosure Schedule:

          (a) NACO and its Subsidiaries are in compliance with all applicable Environmental Laws, except where failures to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Prior to the date of this Agreement, neither NACO nor any of its Subsidiaries has received any unresolved written communication, whether from a Governmental Authority, citizens' group, employee or otherwise, alleging: (i) that NACO or any of its Subsidiaries is not in compliance with applicable Environmental Laws; (ii) that NACO or any of its Subsidiaries is potentially liable under applicable Environmental Laws; or (iii) requesting information, investigation or Cleanup of any site or property under the Comprehensive Environmental Response, Compensation and Liability Act or the Clean Water Act or comparable state laws, except with respect to any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (b) there is no Environmental Claim pending or threatened in writing against NACO or any of its Subsidiaries or against any Person whose liability for any Environmental Claim NACO or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (c) there are no present or past actions, activities, circumstances, conditions, events or incidents including, without limitation, the Release or presence of any Hazardous Material from or at any real property owned, operated or leased by NACO or any of its Subsidiaries, that could form the basis of any Environmental Claim against NACO or any of its Subsidiaries or, to the Knowledge of NACO, against any Person whose liability for any Environmental Claim NACO or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (d) NACO and each of its Subsidiaries possess or have timely applied for all governmental authorizations and Permits required for the conduct of the business of NACO and its Subsidiaries under applicable Environmental Laws, except where the failure to have such authorization or Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (e) there are no underground storage tanks (as defined in the federal Resource Conservation and Recovery Act and applicable state laws) located on any real property owned, operated or leased by NACO or any of its Subsidiaries;

          (f) neither NACO nor any of its Subsidiaries has arranged for the disposal of any Hazardous Materials at any site which is the subject of federal, state or local enforcement actions, or other government or private investigations both relating to Cleanup actions that have not been resolved and that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

          (g) NACO has disclosed to ABC all material facts that NACO reasonably believes are necessary for an evaluation of environmental, health or safety matters affecting the future earnings, costs and expenses of NACO or its Subsidiaries or affiliates including, without limitation, potential costs associated with any material Environmental Claim and the cost of any material pollution control equipment that is reasonably likely to be required in the next five years.

     SECTION 3.18 -- Labor Matters. Section 3.18 of the Disclosure Schedule lists all labor and collective bargaining agreements to which NACO or any of its Subsidiaries is a party or by which any of them are bound. During the last three years, except as set forth in Section 3.18 of the Disclosure Schedule, no unfair labor practice charges or complaints have been filed (or have been pending) with the National Labor Relations Board against NACO or any of its Subsidiaries in connection with the conduct of NACO or any of its Subsidiaries or any of their respective assets or businesses and, except as set forth in Section 3.18 of the Disclosure Schedule, there has been no union organizational activity in the three years prior to the date hereof. Except as set forth in Section 3.18 of the Disclosure Schedule, neither NACO nor any Subsidiary has (a) any Knowledge of any event or circumstance which is reasonably likely to give rise to the filing of any unfair labor practice charge or complaint; or (b) received any notice or communication reflecting an intention or a threat to file any such charges or complaint or a petition for certification of a collective bargaining representative in connection with the conduct of the businesses of NACO or any of its Subsidiaries. NACO and each of its Subsidiaries has complied in all material respects with all Applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, the withholding and payment of Taxes and contributions, safety and civil rights in connection with the conduct of the business of NACO and each of its Subsidiaries. Except as set forth on Section 3.18 of the Disclosure Schedule, there are no material controversies pending or, to the Knowledge of NACO, threatened between NACO or any of its Subsidiaries and any of their employees, and there have been no work stoppages or other such controversies during the last three years in connection with the conduct of the businesses of NACO or any of its Subsidiaries.

     SECTION 3.19 -- Certain Business Relationships. Except as disclosed in the Draft Registration Statement, none of the respective officers, directors or employees of NACO or any of its Subsidiaries or any of such persons' Affiliates
(a) has been involved in any business arrangement or relationship with NACO or any of its Subsidiaries within the past 12 months or (b) owns any asset, tangible or intangible, which is used in the business of NACO or any of its Subsidiaries which in either circumstance, would be required to be disclosed pursuant to Item 404 of Regulation S-K.

     SECTION 3.20 -- Approval Required. The affirmative vote of the holders of a majority of the outstanding shares of NACO Common Stock is the only vote of the holders of any class or series of NACO's capital stock necessary or required under this Agreement or under Applicable Law to approve the Merger, this Agreement and the transactions contemplated hereby.

     SECTION 3.21 -- No Negotiations. Neither NACO nor any of its Subsidiaries is currently engaged in negotiations or discussions with any Person regarding any potential Acquisition Proposal.

     SECTION 3.22 -- Accounting Matters. NACO has received an opinion from Arthur Andersen LLP, its independent public accountants, that NACO qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting under Opinion No. 16 of the Accounting Principles Board ("APB 16") and applicable SEC Regulations would be available,
                   ------
and a signed copy of such opinion has been delivered to ABC. Neither NACO nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Merger from qualifying as a "pooling of interests" under APB 16 and applicable SEC Regulations.

     SECTION 3.23 -- Opinion of Financial Advisor. NACO has received the written opinion of Robert W. Baird & Co. Incorporated, dated the date of the approval of this Agreement by NACO's Board of Directors, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of shares of NACO Common Stock. A signed copy of such opinion has been delivered to ABC.



                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ABC
                             AND MERGER SUBSIDIARY

      ABC and Merger Subsidiary represent and warrant to NACO that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the specifically referenced sections of the Disclosure Schedule.

     SECTION 4.1 -- Organization, Qualification, and Corporate Power. Each of ABC and its Subsidiaries and Affiliated Entities is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of ABC and its Subsidiaries and Affiliated Entities is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of ABC and its Subsidiaries and Affiliated Entities has all Governmental Licenses required to carry on the business in which it is engaged, except for failures to have any such Governmental License which would not, individually or in the aggregate, have a Material Adverse Effect. ABC has heretofore delivered to NACO complete and correct copies of the certificate of incorporation and the by-laws of ABC and each of its Subsidiaries as currently in effect.

     SECTION 4.2 -- Authorization of Transaction; Required Filings and Consents. ABC and Merger Subsidiary each has full power and authority (including full corporate power and authority) to enter into, execute and deliv er this Agreement and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance of ABC's and Merger Subsidiary's respective obligations hereunder have been duly and validly authorized by the Board of Directors of ABC and Merger Subsidiary, respectively, and by ABC as to the sole stockholder of Merger Subsidiary, and, except for the approval and adoption of this Agreement and the transactions contemplated thereby, including the amendment to the restated certificate of incorporation of ABC, by ABC's stockholders, no other corporate proceedings on the part of ABC or Merger Subsidiary are necessary to authorize the execution, delivery and performance of this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of ABC has taken or will take all necessary and appropriate action so that the Rights Agreement, dated as of September 29, 1995, between ABC and LaSalle National Trust N.A., as amended (the "Rights Agreement"), and
                                                  ----------------
Section 203 of the Delaware Law, will be inapplicable to this Agreement and the transactions contemplated hereby. The Board of Directors of ABC has determined that the transactions contemplated by this Agreement are in the best interest of ABC and its stockholders and to recommend to such stockholders that they approve and adopt this Agreement and the transactions contemplated hereby. Subject to the approval and adoption of this Agreement by ABC's stockholders, this Agreement has been duly executed and delivered by ABC and Merger Subsidiary and constitutes, assuming due authorization, execution and delivery of this Agreement by NACO, the valid and binding obligation of ABC and Merger Subsidiary, enforceable against ABC and Merger Subsidiary in accordance with its terms. Neither ABC nor Merger Subsidiary need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in connection with the execution and delivery of this Agreement in order for the Parties to consummate the transactions contemplated by this Agreement, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State; (b) the filing of a pre-merger notification and report form by ABC under the Hart-Scott-Rodino Act; (c) the filing with the SEC of a registration statement on Form S-4 or any other form for which ABC then qualifies and which counsel for ABC shall deem appropriate for the registration and issuance of ABC Common Stock to be issued in the Merger (the "Registration
                                                                  ------------
Statement"); (d) compliance with any applicable requirements of the Securities
---------
Exchange Act of 1934, as amended (the "Exchange Act"), and the General Rules and
                                       ------------
Regulations promulgated under the Securities Act and the Exchange Act (the "SEC
                                                                            ---
Regulations"); (e) such filings with and approvals of Nasdaq to permit the
-----------
shares of ABC Common Stock to be issued in the Merger to be listed on the Nasdaq NMS; (f) compliance with any applicable requirements of state blue sky or takeover laws; (g) such other notices, filings, authorizations, consents or approvals (i) the failure of which to be given, made or obtained individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or (ii) that become applicable as a result of the business or activities in which NACO or any of its respective Affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, NACO.

     SECTION 4.3 -- Capitalization; Subsidiaries; Affiliated Entities.

          (a) The authorized capital stock of ABC consists of 25,000,000 shares of ABC Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share (the "ABC Preferred Stock"), of which 100,000 shares have been designated
            -------------------
as Series A Junior Participating. As of September 15, 1998, 8,976,304 shares of ABC Common Stock were outstanding, no shares of ABC Common stock were held in ABC's treasury and no shares of ABC Preferred Stock were issued or outstanding or held in ABC's treasury. All of the issued and outstanding shares of ABC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof arising from ABC. All prior sales of ABC's securities have been made in compliance with or under an exemption from the registration requirements of the Securities Act and applicable state securities laws, and no shareholders of ABC have any rescission rights with respect to any ABC Common Stock or other ABC securities.

          (b) An aggregate of 847,250 shares of ABC Common Stock are reserved and authorized for issuance pursuant to ABC's stock option plans, of which options ("ABC Stock Options") to purchase a total of 709,000 shares of ABC
          -----------------
Common Stock were outstanding as of September 15, 1998.  Since September 1,
1998, ABC has not granted any ABC Stock Options.   The names of the optionees
holding ABC Stock Options, the date of grant of each ABC Stock Option outstanding as of September 15, 1998, the number of shares of ABC Common Stock subject to each such ABC Stock Option, the expiration date of each such ABC Stock Option, and the price at which each such ABC Stock Option may be exercised are set forth in Section 4.3(b) of the Disclosure Schedule. Except as set forth on Schedule 4.3(b) of the Disclosure Schedule, no vesting restrictions of any ABC Stock Options will, as a consequence of the Merger, lapse so as to accelerate the vesting of any such ABC Stock Options. Except for ABC Stock Options and rights to acquire shares of ABC's Series A Junior Participating Preferred Stock pursuant to the Rights Agreement, ABC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character to or by which ABC is a party or is bound which, directly or indirectly, obligate ABC to issue, deliver, sell, redeem, repurchase or otherwise acquire any shares of ABC Common Stock or ABC Preferred Stock or any other equity security of ABC or any securities representing the right to purchase or otherwise receive any shares of ABC Common Stock or any other equity security of ABC. Except as set forth in Schedule 4.3(b) of the Disclosure Schedule, all existing option agreements subject to ABC stock option plans are in form and substance substantially the same as the form of option agreement filed as Exhibit 10.14 to ABC's Annual Report on Form 10-K for the year ended July 31, 1997, and each conforms to the expressly enumerated provisions of the ABC stock option plan under which each was issued, including, without limitation, as to exercise and vesting.

          (c) Section 4.3(c) of the Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization, and capitalization of each of ABC's Subsidiaries and Affiliated Entities. ABC owns, directly or indirectly, all of the outstanding capital stock of its Subsidiaries.

Except as set forth on Section 4.3(c) of the Disclosure Schedule, each share of each Subsidiary and Affiliated Entity owned directly or indirectly by ABC is duly authorized and validly issued and is fully paid, nonassessable and free of preemptive rights and is free and clear of all Liens, rights of first refusal and limitations on ABC's voting rights. Except as set forth on Section 4.3(c) of the Disclosure Schedule, none of ABC's Subsidiaries or Affiliated Entities has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the sale or issuance by such Subsidiary or Affiliated Entity, or by ABC or any other Subsidiary of ABC, of any shares of capital stock or any other equity security of such Subsidiary or Affiliated Entity or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary or Affiliated Entity.

     SECTION 4.4 -- Noncontravention. Neither the execution and delivery of this Agreement by ABC and Merger Subsidiary, nor the performance by ABC and Merger Subsidiary of their respective obligations hereunder, will, assuming the receipt of the consents listed in Section 6.2(d) of the Disclosure Schedule, (a) conflict with or result in a breach of any provision of the certificate of incorporation, by-laws or equivalent organizational instrument of ABC or any of its Subsidiaries or Affiliated Entities, (b) violate any Applicable Law, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority applicable to ABC or any of its Subsidiaries or Affiliated Entities or by which ABC or any of its Subsidiaries or Affiliated Entities is bound or to which any of their assets is subject or (c) except as set forth on Section 4.4 of the Disclosure Schedule conflict with, result in a violation or breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, indenture, lease, Governmental License, instrument, or other arrangement to which ABC or any of its Subsidiaries or Affiliated Entities is a party or by which ABC or any of its Subsidiaries or Affiliated Entities is bound or to which any of their assets is subject (or result in the imposition of any Lien upon any of their assets), except, with respect to clauses (b) and (c) above, where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.5 -- Brokers' Fees. Except as set forth in Section 4.5 of the Disclosure Schedule, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, ABC or any of its Subsidiaries or, to ABC's Knowledge, its Affiliated Entities, that would be entitled to any fee or commission from ABC or any of its Subsidiaries or Affiliated Entities, the Surviving Corporation, NACO or any of NACO's Affiliates, in connection with, or as a result of the consummation of, the transactions contemplated by this Agreement.

     SECTION 4.6 -- SEC Documents.  ABC has timely filed all required reports, proxy statements, forms, registration statements and other documents with the SEC since July 31, 1995 (the "ABC SEC Documents"). As of their
                                       -----------------
respective dates, and giving effect to any amendments thereto filed prior to the date of this Agreement, (a) the ABC SEC Documents complied or, in the case of any reports, proxy statements, registration statements, forms or other documents filed by ABC with the SEC after the date of this Agreement, will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable SEC Regulations and (b) none of the ABC SEC Documents contained or, in the case of any reports, proxy statements, registration statements, forms or other documents filed by ABC with the SEC after the date of this Agreement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation is made by ABC with respect to statements made therein based on information supplied by NACO in writing for inclusion or incorporation by reference therein or with respect to omitted information regarding NACO so required to be included therein. None of ABC's Subsidiaries or Affiliated Entities is required to file any reports, proxy statements, forms, registration statements or other documents with the SEC.

     SECTION 4.7 -- Financial Statements.

          (a) The audited consolidated balance sheets, statements of income, statements of stockholders' equity and statements of cash flows of ABC and its consolidated Subsidiaries as of and for each of the fiscal years ended July 31, 1995, 1996 and 1997, and the unaudited condensed consolidated balance sheets, statements of income and statements of cash flows of ABC and its consolidated Subsidiaries as of and for each of the three month periods in the Quarterly Reports on Form 10-Q since July 31, 1997 (collectively, the "ABC Financial
                                                             -------------
Statements")  (including, in each case, any notes and schedules thereto), (a)
----------
comply as to form in all material respects with applicable accounting requirements and SEC Regulations, (b) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated in the related notes and schedules thereto) and (c) fairly present in all material respects the consolidated financial condition of ABC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the unaudited ABC Financial Statements for periods beginning after July 31, 1997, to normal year-end adjustments which are not expected to be, individually or in the aggregate, material in amount).

          (b) ABC has provided to NACO complete and correct copies of all financial statements of each of ABC's Affiliated Entities as of and for each most recent fiscal year.

     SECTION 4.8 -- Absence of Undisclosed Liabilities.

          (a) Except as set forth in the ABC SEC Documents filed prior to the date hereof, and except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in the ABC SEC Documents, neither ABC nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of ABC and its consolidated Subsidiaries or in the notes thereto except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the financial statements of any of ABC's Affiliated Entities, none of such Affiliated Entities, to ABC's Knowledge, has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required to be included by applicable accounting requirements except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.9 -- Events Subsequent to Fiscal Year End. Except as disclosed in the ABC SEC Documents filed prior to the date hereof, since the date of the ABC Balance Sheet, ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities have conducted their businesses in the ordinary course of business, and neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities has experienced any change in its financial condition, business, assets, properties or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect. Except as set forth in Section 4.9 of the Disclosure Schedule, since the date of the ABC Balance Sheet neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities has taken any of the actions or permitted to occur any of the events specified in Section 5.1(a) through (o).

     SECTION 4.10 -- Legal Compliance. ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities are in compliance with all Applicable Laws, ordinances, judgments, decrees, rules and regulations of any Governmental Authority applicable to their business and operations, except for such violations, if any, which, individually or in the aggregate, has not had or could not reasonably be expected to have, a Material Adverse Effect. All Permits required to conduct the business of ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities have been obtained, are in full force and effect and are being complied with, except for failures to obtain such Permits, to have such Permits in full force and effect or to be in compliance with such Permits, if any, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.11 -- Tax Matters.

          (a) Complete and correct copies of all material Tax Returns and all amendments or modifications thereto filed or caused to be filed by ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities, for the last five full fiscal years have been delivered to NACO. Each such Tax Return reflects accurately all liability for Taxes of ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities, for the periods covered thereby and is complete and correct in all material respects. Except for Taxes the non-filing or non-payment of which would not have a Material Adverse Effect, ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities, have filed all material Tax Returns for Taxes required to be filed and have paid all Taxes due with respect to such Tax Returns.

          (b) ABC has established adequate reserves on the Financial Statements for payment for Taxes by ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities, relating to periods (or portions thereof) for which a Tax Return was required to be filed, for Taxes that are not then due or payable and have or will establish adequate reserves for Taxes relating to subsequent periods through the Closing.

          (c) Except as set forth in Section 4.11 of the Disclosure Schedule, neither ABC nor any of its Subsidiaries, or to ABC's Knowledge, any of its Affiliated Entities is currently under examination by the IRS or any other Governmental Authority with respect to Taxes; and neither ABC nor any of its Subsidiaries, or to ABC's knowledge, any of its Affiliated Entities has been contacted by or is currently corresponding with any state or local government with respect to the requirement to file Tax Returns and/or pay any Taxes. No waivers of statute of limitations have been given to or requested by any Governmental Authority.

     SECTION 4.12 -- Real Property. Section 4.12 of the Disclosure Schedule sets forth (a) a correct and complete list of all leases of real property to which ABC or any of its Subsidiaries or Affiliated Entities is a party as lessee as of the date hereof involving an annual lease payment of more than $100,000, including an identification of the parties, the property, the term of the lease and the rent or lease payments thereunder, and (b) a correct and complete list of all real property owned by ABC or any of its Subsidiaries or Affiliated Entities as of the date hereof, including an identification of the property, the record owner and the principal structures thereon.


     SECTION 4.13 -- Intellectual Property.

          (a) Section 4.13(a) of the Disclosure Schedule sets forth a correct and complete list (the "ABC Intellectual Property") of (i) all letters patent
                        -------------------------
and patent applications, and (ii) all registered and other material utility models, utility model applications, trade names, brand names, trademarks, service marks, trademark and service mark registrations and applications, copyright registrations and applications; with respect to both clauses (i) and
(ii), both domestic and foreign, presently owned, possessed, used or held by ABC and its Subsidiaries. Section 4.13(a) of the Disclosure Schedule also identifies each license, agreement, or other permission which ABC or its Subsidiaries has granted to or received from any third party with respect to any ABC Intellectual Property.

          (b) ABC and its Subsidiaries own or have a binding, enforceable right to use the ABC Intellectual Property, are the owner of record of any application, registration or grant for each item of ABC Intellectual Property, and have properly executed and recorded all documents necessary to perfect their title to such ABC Intellectual Property. Neither the conduct of ABC's or any of its Subsidiaries' business nor any of the products sold or services provided by ABC or its Subsidiaries in connection therewith (except for such infringements or violation of rights which, in the aggregate, would not be reasonably expected to have a Material Adverse Effect) infringes upon or is inconsistent with the intellectual property rights of any other Person. To the Knowledge of ABC, neither the conduct of any other Person's business, nor the nature of any of the products it sells or services it provides, infringes upon or is inconsistent with any ABC Intellectual Property. Neither ABC nor any of its Subsidiaries has any liability for, or has given any indemnification for, patent, trademark or copyright infringement with respect to any products manufactured, used, distributed or sold by ABC or its Subsidiaries. ABC and its Subsidiaries have filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all ABC Intellectual Property until Closing.

          (c) Section 4.13(c) of the Disclosure Schedule sets forth a correct and complete list of all ABC Intellectual Property with respect to which ABC has granted any rights to any of its Affiliated Entities, specifying (i) the nature of the ABC Intellectual Property, (ii) the Affiliated Entity to whom ABC has granted such rights and (iii) the location of such ABC Intellectual Property.

     SECTION 4.14 -- Contracts and Commitments.

          (a) Except as set forth in Section 4.14(a) of the Disclosure Schedule, in the exhibit index to ABC's Annual Report on Form 10-K for the fiscal year ended July 31, 1997 or in the exhibit index of any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the SEC since July 31, 1997, neither ABC nor any of its Subsidiaries or, to ABC's knowledge, any of its Affiliated Entities is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any director, officer, employee or consultant which, solely in the case of employees or consultants, provide for payments in excess of $125,000 per annum or cannot be terminated upon 30 days' or less notice without penalty or premium,
(ii) which, upon consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (including, without limitation, severance payments, golden parachute payments, change in control payments, unemployment compensation payments or otherwise) becoming due from ABC or any of its Affiliated Entities, NACO, the Surviving Corporation, or any of their respective Subsidiaries, to any director, officer or employee (current, former or retired) thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the
SEC) to be performed after the date of this Agreement, (iv) which is a contract or agreement not otherwise described by clause (iii) hereof involving the payment of more than $125,000 per annum, (v) which materially restricts the conduct of any line of business by ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities or, (vi) under which any of the benefits will be increased, or the vesting of the benefits will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in Section 4.14(a) of the Disclosure Schedule or in the
exhibit index to ABC's Form 10-K for the fiscal year ended July 31, 1997, is referred to herein as an "ABC Contract." ABC has previously delivered to NACO
                          ------------
true and correct copies of each ABC Contract.


          (b) Except as set forth in Section 4.14(b) of the Disclosure Schedule,
(i) each ABC Contract is valid and binding and in full force and effect, (ii) ABC and each of its Subsidiaries and Affiliated Entities have performed all obligations required to be performed by it to date under each ABC Contract, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities under any such ABC Contract, except where such default, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect and (iv) no other party to such ABC Contract is, to the Knowledge of ABC, in default in any respect thereunder, except where such default, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.15 -- Litigation. Except as set forth in the ABC SEC Documents, neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, or any of their respective directors, officers, agents or employees (in their respective capacities as such) (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party to, or to the Knowledge of ABC, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, charge, action, suit, proceeding, hearing, or investigation could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.16 -- Employee Benefits.

          (a) Section 4.16(a) of the Disclosure Schedule contains a complete list of each employee benefit plan or arrangement sponsored, maintained or contributed to by ABC or any other member of a Control Group of ABC for the benefit of any current or former employee, officer or director, or their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, employee benefit plans subject to the ERISA, deferred compensation plans, bonus plans, stock option plans, employment agreements, change in control agreements, hospitalization, disability and other insurance plans, severance or termination pay plans and policies ("ABC Employee Benefit Plans") (true and accurate copies
                         --------------------------
of which, together with, where applicable, the most recent annual reports on Form 5500, summary plan descriptions with respect thereto and actuarial or valuation reports, were furnished to NACO).

          (b) With respect to each ABC Employee Benefit Plan which is not a Multi-Employer Plan: (i) each has been operated and administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes are pending or, to the Knowledge of ABC, threatened or anticipated (other than routine claims for benefits); (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any Governmental Authority;
(iv) to the Knowledge of ABC there are no facts which exist which could give rise to any material liability to ABC or any of its Subsidiaries in the event of any such investigation, claim, action, suit, audit, review, or other proceeding (other than for routine claims for benefits, funding obligations in the ordinary course and liability due to the Pension Benefit Guaranty Corporation for premiums in the ordinary course); (v) all reports, returns, and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no non-exempt "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

          (c) Except as set forth in Section 4.16(c) of the Disclosure Schedule, with respect to each ABC Employee Benefit Plan which is not a Multi-Employer
Plan: (i) the IRS has issued a favorable determination letter, true and correct copies of which have been furnished to NACO with respect to each such plan intended to qualify under Code Section 401(a), that such plans are qualified and exempt from federal income taxes; (ii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred with respect to any such plan subject to Title IV of ERISA, other than one for which the 30-day notice requirement has been waived; (iii) the greatest of the projected benefit obligations or the accumulated benefit obligations (under Financial Accounting Standard 87) and the current liability within the meaning of Section 412(l)(7) of the Code with respect to any such plan subject to Title IV of ERISA (as of the most recent actuarial valuation for such plan) did not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (iv) all contributions or other payments to, and payments from and with respect to, such plans, including to any Governmental Authority, which may have been required to be made in accordance with such plans and ERISA or the Code or other Applicable Law, have been timely made; (v) all such contributions or other payments to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) or exempt from tax by reason of Section 501(c)(9) of the Code) and all payments with respect to the plans (including, without limitation, to the Pension Benefit Guaranty Corporation or any Governmental Authority and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the ABC Balance Sheet.

          (d) Except as set forth in Section 4.16(d) of the Disclosure Schedule, neither ABC nor any other member of a Control Group of ABC contributes to, or within the past ten years has contributed to, a Multi-Employer Plan. To the extent that either ABC or any other member of a Control Group of ABC has so contributed to any such plan, (i) all contributions required to be made to such Multi-Employer Plans by ABC and such Control Group members have been timely made, (ii) neither ABC nor any other member of a Control Group of ABC has incurred any material liability (including secondary liability) to any Multi-Employer Plan which has not been satisfied as a result of a complete or partial withdrawal from such Multi-Employer Plan under (S) 4201 of ERISA or as a result of a sale of assets described in (S) 4204 of ERISA, and (iii) neither ABC or any member of a Control Group of ABC has been notified that any Multi-Employer Plan is in reorganization or insolvent under and within the meaning of (S) 4241 or (S) 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multi-Employer Plan intends to terminate or has been terminated under (S) 4041A of ERISA.

          (e) Except as set forth in Section 4.14(a) of the Disclosure Schedule, neither the consummation or announcement of or other action relating to the transactions contemplated by this Agreement will entitle any director, officer, employee (current, former or retired) or consultant of ABC or its Subsidiaries or any trustee under any "rabbi trust" or similar arrangement to any payment, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any such person, whether or not some other subsequent action or event would be required to cause such payment, acceleration, vesting or increase to be triggered.

          (f) Except as set forth in Section 4.14(f) of the Disclosure Schedule, none of the ABC Employee Benefit Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by Applicable Law.

     SECTION 4.17 -- Environmental Matters. Except as set forth in Section 4.17 of the Disclosure Schedule:

          (a) ABC and its Subsidiaries and Affiliated Entities are in compliance with all applicable Environmental Laws, except where failures to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Prior to the date of this Agreement, neither ABC nor any of its Subsidiaries or Affiliated Entities, has received any unresolved written communication, whether from a Governmental Authority, citizens' group, employee or otherwise, alleging: (i) that ABC or any of its Subsidiaries or Affiliated Entities is not in compliance with applicable Environmental Laws; (ii) that ABC or any of its Subsidiaries or Affiliated Entities is potentially liable under applicable Environmental Laws; or (iii) requesting information, investigation or Cleanup of any site or property under the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act or comparable state laws, except with respect to any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (b) there is no Environmental Claim pending or threatened in writing against ABC or any of its Subsidiaries or Affiliated Entities or against any Person whose liability for any Environmental Claim ABC or any of its Subsidiaries or Affiliated Entities has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (c) there are no present or past actions, activities, circumstances, conditions, events or incidents including, without limitation, the Release or presence of any Hazardous Material from or at any real property owned, operated or leased by ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities that could form the basis of any Environmental Claim against ABC or any of its Subsidiaries or, to ABC's Knowledge, against any of its Affiliated Entities or any Person whose liability for any Environmental Claim ABC or any of its Subsidiaries or Affiliated Entities has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (d) ABC and its Subsidiaries and, to ABC's Knowledge, its Affiliated Entities, possess or have timely applied for all governmental authorizations and Permits required for the conduct of the business of ABC and its Subsidiaries and Affiliated Entities under applicable Environmental Laws, except where the failure to have such authorizations or Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (e) there are no underground storage tanks (as defined in the federal Resource Conservation and Recovery Act and applicable state laws) located on any real property owned, operated or leased by ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities;

          (f) neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, its Affiliated Entities has arranged for the disposal of any Hazardous Materials at any site which is the subject of federal, state or local enforcement actions, or other government or private investigations both relating to Cleanup actions that have not been resolved and that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

          (g) ABC has disclosed to NACO all material facts that NACO reasonably believes are necessary for an evaluation of environmental, health or safety matters affecting the future earnings, costs and expenses of ABC or its Subsidiaries or, to ABC's Knowledge, its Affiliated Entities including, without limitation, potential costs associated with any material Environmental Claim and the cost of any material pollution control equipment that is reasonably likely to be required in the next five years.

     SECTION 4.18 -- Labor Matters. Section 4.18 of the Disclosure Schedule lists all labor and collective bargaining agreements to which ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities is a party or by which any of them are bound. During the last three years, except as set forth in Section 4.18 of the Disclosure Schedule, no unfair labor practice charges or complaints have been filed (or have been pending) with the National Labor Relations Board against ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities in connection with the conduct of ABC or any of its Subsidiaries or Affiliated Entities or any of their respective assets or businesses and, except as set forth in Section 4.18 of the Disclosure Schedule, there has been no union organizational activity in the three years prior to the date hereof. Except as set forth in Section 4.18 of the Disclosure Schedule, neither ABC nor any Subsidiary or, to ABC's Knowledge, any Affiliated Entity has (a) any Knowledge of any event or circumstance which is reasonably likely to give rise to the filing of any unfair labor practice charge or complaint; or (b) received any notice or communication reflecting an intention or a threat to file any such charges or complaint or a petition for certification of a collective bargaining representative in connection with the conduct of the businesses of ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities. ABC and each of its Subsidiaries and, to ABC's Knowledge, each of its Affiliated Entities has complied in all material respects with all Applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining, the withholding and payment of Taxes and contributions, safety and civil rights in connection with the conduct of the business of ABC and each of its Subsidiaries and Affiliated Entities.
Except as set forth in Section 4.18 of the Disclosure Schedule, there are no material controversies pending or, to ABC's Knowledge, threatened between ABC or any of its Subsidiaries or Affiliated Entities and any of their employees, and there have been no work stoppages or other such controversies during the last three years in connection with the conduct of the businesses of ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities.

     SECTION 4.19 -- Certain Business Relationships. None of the respective officers, directors or employees of ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, (a) has been involved in any business arrangement or relationship with ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities within the past 12 months or (b) owns any asset, tangible or intangible, which is used in the business of ABC or any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, which, in either circumstance, would be required to be disclosed pursuant to
Item 404 of Regulation S-K.

     SECTION 4.20 -- Approval Required. The affirmative vote of the holders of a majority of the outstanding shares of ABC Common Stock is the only vote of the holders of any class or series of ABC's capital stock necessary or required under this Agreement or under Applicable Law to approve the Merger, this Agreement and the transactions contemplated hereby, including the amendments to the restated certificate of incorporation of ABC contemplated by Section 1.5(e).

     SECTION 4.21 -- No Negotiations. Neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, is currently engaged in negotiations or discussions with any Person regarding any potential Acquisition Proposal.

     SECTION 4.22 -- Tax Treatment. Neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, nor any of their affiliates, has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provision of Section 368(a) of the Code.

     SECTION 4.23 -- Merger Subsidiary. Merger Subsidiary has not conducted any business and does not have any liabilities other than those hereunder nor does it have any operating assets except as contemplated hereby.

     SECTION 4.24 -- The Rights Agreement. The Board of Directors of ABC has adopted a resolution (a true and correct copy of which has been furnished to NACO) authorizing the Rights Agreement to be duly amended to provide that the rights provided thereunder will be inapplicable to this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement. Any such amendment to the Rights Agreement shall be reasonably satisfactory in form and substance to NACO.

     SECTION 4.25 -- Accounting Matters. ABC has received an opinion from Arthur Andersen LLP, its independent public accountants, that ABC qualifies as an entity that may be a party to a business combination for which the "pooling of interests" method of accounting under ABP 16 and applicable SEC Regulations would be available, and a signed copy of such opinion has been delivered to NACO. Neither ABC nor any of its Subsidiaries or, to ABC's Knowledge, any of its Affiliated Entities, has taken or agreed to take any action that would prevent the Merger from qualifying as a "pooling of interests" under APB 16 and applicable SEC Regulations.

     SECTION 4.26 -- Opinion of Financial Advisor. ABC has received the written opinion of Salomon Smith Barney Inc., dated the date of the approval of this Agreement by ABC's Board of Directors, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of shares of ABC Common Stock. A signed copy of such opinion has been delivered to NACO.

     SECTION 4.27 -- Affiliated Entities. Except as set forth in Section 4.27 of the Disclosure Schedule:

          (a) Neither of ABC nor any of its Subsidiaries or Affiliated Entities is required to, or is a party to any agreement pursuant to which ABC or any of its Subsidiaries or Affiliated Entities could be required to, make any capital contribution, capital call or other similar payment or investment in or with respect to any Affiliated Entity.

          (b) ABC has terminated, without penalty or premium, the Commercial Representation Agreement entered into in February 1992 between ABC and Cogifer Industries, and neither ABC nor any of its Subsidiaries or Affiliated Entities has any liability or continuing obligation under such agreement.

          (c) The Joint Venture Agreement, dated March 14, 1997, between ABC and Damy Cambios de Via, S.A. de C.V. has been amended to, among other things, exclude from the terms of such agreement and from ABC's "Product Line" (as such term is defined in such agreement) (i) all present and future services and products offered or manufactured by or through NACO, the Surviving Corporation or any of its Subsidiaries, (ii) ABC's wheel mounting services and (iii) all wheels manufactured or sold by or through ABC or any of its Subsidiaries, or the Surviving Corporation.


                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

     SECTION 5.1 -- Conduct of NACO and ABC. From the date hereof until the Effective Time, NACO and ABC and their respective Subsidiaries shall, and ABC shall use its reasonable efforts to cause its Affiliated Entities to, conduct their businesses in the ordinary course and to use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, other than as specifically contemplated by this Agreement or with the written consent of ABC, in the case of NACO, or NACO, in the case of ABC (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, neither NACO nor ABC shall (and neither shall permit any of its respective Subsidiaries to, and ABC shall use its reasonable efforts to not permit its Affiliated Entities to):

          (a) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of NACO or ABC to its parent) or repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other equity securities of, or other ownership interests in, NACO or any of its Subsidiaries, or ABC or any of its Subsidiaries or Affiliated Entities, as the case may be, except in connection with (i) the issuance of shares of ABC Common Stock upon the exercise of ABC Stock Options outstanding as of September 15, 1998 or (ii) the repurchase of shares of NACO Common Stock pursuant to stock repurchase agreements entered into with NACO prior to September 15, 1998;

          (b) issue, deliver, pledge or sell shares of capital stock or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares, except for (i) the issuance of ABC Common Stock upon the exercise of ABC Stock Options outstanding as of September 15, 1998 or (ii) the issuance of NACO Common Stock upon the exercise of NACO Rights outstanding as of September 15, 1998;

          (c) amend any material term of any outstanding security issued by NACO or ABC or any of their Subsidiaries or by any of ABC's Affiliated Entities or, solely with respect to ABC, take any action that would cause the ABC Common Stock not to remain publicly traded and listed on the Nasdaq NMS;

          (d) except in the ordinary course of business, (i) incur any indebtedness for borrowed money, (ii) issue any debt securities, or (iii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person other than NACO or any of its Subsidiaries or ABC or any of its Subsidiaries;

          (e) create or assume any Lien on any of its assets, other than Permitted Liens or Liens which, in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect;

          (f) change any method of accounting or accounting practice, except for any such change required by reason of a change in GAAP;

          (g) except as set forth in Section 5.1(g) of the Disclosure Schedule, and with respect to clause (iv) below except as may be required to facilitate or obtain a determination letter from the IRS that a plan is "qualified" within the meaning of Code Section 401(a), (i) grant any severance or termination pay to any directors, officers or employees (current, former or retired), (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any directors or executive, officers or employees, (iii) increase the benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase the compensation, bonus or other benefits payable to any directors, officers or employees other than normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense;

          (h) consummate (or enter into any agreement or agreement in principle with respect to or take any steps to facilitate) any merger, business combination, sale of stock or sale of material assets or any acquisition of stock or assets or operations of another entity, or, other than in accordance with past practice, write off as uncollectible any notes or accounts receivable or write down the value of any inventory;

          (i) dispose of or permit to lapse any rights in any NACO Intellectual Property or ABC Intellectual Property or disclose to any Person not an employee or otherwise dispose of any trade secret, process or know-how not heretofore a matter of public knowledge, except pursuant to judicial order or process;

          (j) amend the certificate of incorporation or by-laws or comparable organizational documents of NACO or any of its Subsidiaries or ABC or any of its Subsidiaries or Affiliated Entities;

          (k) alter (through merger, liquidation, reorganization, restructuring or any other fashion) the corporate structure or ownership of NACO or any of its Subsidiaries or ABC or any of its Subsidiaries or Affiliated Entities, except for the issuance or repurchase of capital stock pursuant to Section 5.1(a) or
(b);

          (l) make any material tax election or settle or compromise any material federal, state, local or foreign Tax liability;

          (m) sell, lease, license, close or otherwise dispose of any of assets of NACO or any of its Subsidiaries or ABC or any of its Subsidiaries or Affiliated Entities, except in the ordinary course of business;

          (n) incur any material obligation or liability, including without limitation any liability for non-performance or termination of any contract or agreement, except liabilities or obligations incurred in the ordinary course of business; or

          (o) authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise permitted by this Agreement.

     SECTION 5.2 -- Stockholders' Meetings; Proxy Materials.

          (a) NACO and ABC will (i) as promptly as practicable following the date of this Agreement, prepare letters to stockholders, notices of meetings, a joint proxy statement and forms of proxies to be distributed to stockholders in connection with the Merger (such materials are collectively referred to herein as the "Joint Proxy Statement"), and mail the Joint Proxy Statement to their
        ---------------------
respective stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act, (ii) use their reasonable best efforts to obtain the necessary approvals by their respective stockholders of this Agreement and the transactions contemplated hereby and
(iii) otherwise comply in all material respects with all legal requirements applicable to the NACO Special Meeting and the ABC Special Meeting, respectively.

          (b) NACO shall, in accordance with Applicable Law and NACO's restated certificate of incorporation and amended and restated by-laws, duly call, give notice of, convene and hold a special meeting of its stockholders (the "NACO
                                                                        ----
Special Meeting") as promptly as practicable after the Registration Statement is
---------------
declared effective under the Securities Act for the purpose of considering and taking action upon this Agreement and the Merger. The Board of Directors of NACO shall recommend approval and adoption by NACO's stockholders of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 7.1 hereof, NACO agrees that its obligations pursuant to the first sentence of this Section 5.2(b) shall not be affected by the commencement, public proposal, public disclosure or communication to NACO of any NACO Acquisition Proposal.

          (c) ABC shall, in accordance with Applicable Law and ABC's restated certificate of incorporation and by-laws, duly call, give notice of, convene and hold a special meeting of its stockholders (the "ABC Special Meeting," and
                                                 -------------------
together with the NACO Special Meeting, the "Special Meetings") as promptly as
                                             ----------------
practicable after the Registration Statement has been declared effective under the Securities Act for the purpose of considering and taking action upon this Agreement and the Merger. The Board of Directors of ABC shall recommend approval and adoption by ABC's stockholders of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 7.1 hereof, ABC agrees that its obligations pursuant to the first sentence of this Section 5.2(c) shall not be affected by the commencement, public proposal, public disclosure or communication to ABC of any ABC Acquisition Proposal.

          (d) NACO and ABC shall use their reasonable best efforts to hold the Special Meetings on the same date.

     SECTION 5.3 -- Registration Statement; Joint Proxy Statement; Other
Actions.

          (a) ABC Common Stock to be issued in the Merger shall be registered with the SEC under the Securities Act on the Registration Statement. As promptly as practicable after the date of this Agreement, ABC shall prepare, with the assistance of NACO, as appropriate (including, but not limited to, preparation by NACO and its counsel of applicable disclosure in the Joint Proxy Statement and the Registration Statement relating to tax consequences of the Merger on holders of NACO Shares and submission of any required tax opinions), and file with the SEC the Registration Statement, together with the Joint Proxy Statement to be included therein and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. Each of ABC and NACO shall use its reasonable best efforts to respond promptly to any comments of the SEC and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. ABC shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the ABC Common Stock in connection with the Merger. NACO shall promptly furnish to ABC all information concerning NACO and NACO's stockholders as may be reasonably required in connection with any action contemplated by this Section 5.3. ABC shall notify NACO promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement and the Joint Proxy Statement or for additional information and will supply NACO with copies of all correspondence with the SEC or its staff with respect to the Registration Statement and the Joint Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement, ABC or NACO, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of NACO and ABC, such amendment or supplement.

          (b) NACO covenants that none of the information supplied in writing by NACO for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, together with the Joint Proxy Statement included therein, will comply in all material respects with the provisions of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, except that no representation is made by NACO with respect to statements made therein based on information supplied by ABC in writing for inclusion or incorporation by reference therein or with respect to omitted information regarding ABC so required to be included therein.

          (c) ABC covenants that none of the information supplied in writing by ABC for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. ABC covenants that the Registration Statement and the Joint Proxy Statement will comply in all material respects with the provisions of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, except that no representation is made by ABC with respect to statements made therein based on information supplied by NACO in writing for inclusion or incorporation by reference therein or with respect to omitted information regarding NACO so required to be included therein.

          (d) ABC shall promptly prepare following the date of this Agreement and file with Nasdaq a listing application covering the shares of ABC Common Stock issuable in the Merger and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing on the Nasdaq NMS of such shares of ABC Common Stock.

          (e) As promptly as practicable after the date of this Agreement, each of NACO and ABC shall use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective the Merger and to identify and address issues (including but not limited to issues arising in connection with change in control covenants under existing financing agreements ) relating to the operation of the respective companies following the Merger.

     SECTION 5.4 -- No Solicitation.

          (a) From the date hereof until the termination of this Agreement, NACO and its Subsidiaries shall not (whether directly or indirectly through advisors, agents or other intermediaries), and NACO shall use its reasonable best efforts to ensure that the respective officers, directors, advisors, representatives or other agents of NACO and its Subsidiaries will not, directly or indirectly, (i) solicit, initiate or encourage any NACO Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any non-public information relating to NACO or any of its Subsidiaries or afford access to the properties, books or records of NACO or any of its Subsidiaries to, any Person that has made, or has indicated its interest in making, a NACO Acquisition Proposal; provided, however, that if there has been no breach of the foregoing provisions of this Section 5.4(a) and if NACO's Board of Directors determines in good faith, after it has received a NACO Acquisition Proposal and after consultation with outside counsel and an independent financial advisor, that it is necessary to do so in order to comply with its fiduciary duties under Applicable Law, NACO may furnish information with respect to NACO and its Subsidiaries and participate in negotiations and enter into agreements regarding such NACO Acquisition Proposal; provided, however, that NACO's Board of Directors shall not take any of the foregoing action until after notice to ABC with respect to such action and unless, prior to furnishing information to, or entering into negotiations with, such Person, NACO shall have received a confidentiality agreement in customary form from such Person and thereafter shall promptly advise ABC orally and in writing of the receipt by it (or by any of the other entities or persons referred to above) after the date hereof of any NACO Acquisition Proposal, or any request to discuss a transaction which is reasonably likely to lead to a NACO Acquisition Proposal, the material terms and condition of such NACO Acquisition Proposal or request, the identity of the person or entity making such NACO Acquisition Proposal or request, and any material modifications to any of the foregoing. For purposes of this Agreement, "NACO Acquisition Proposal" means any offer or proposal for, or public
 -------------------------
announcement of an intention (whether or not conditional) to propose, a merger, consolidation, recapitalization, liquidation or other business combination involving NACO or any of its Subsidiaries or the acquisition or purchase of 15% or more of any class of equity securities of NACO or any of its Subsidiaries, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of NACO or any of its Subsidiaries, or a substantial portion of the assets of, NACO or any of its Subsidiaries, other than the transactions contemplated by this Agreement. Nothing contained in this
Section 5.4(a) shall prohibit NACO or NACO's Board of Directors from taking and disclosing to NACO's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure required by Applicable Law.

          (b) From the date hereof until the termination of this Agreement, ABC and its Subsidiaries shall not (whether directly or indirectly through advisors, agents or other intermediaries), and ABC shall use its reasonable best efforts to ensure that the respective officers, directors, advisors, representatives or other agents of ABC and its Subsidiaries will not, directly or indirectly, (i) solicit, initiate or encourage any ABC Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any non-public information relating to ABC or any of its Subsidiaries or afford access to the properties, books or records of ABC or any of its Subsidiaries to, any Person that has made, or has indicated its interest in making, an ABC Acquisition Proposal; provided, however, that if there has been no breach of the foregoing provisions of this
Section 5.4(b) and if ABC's Board of Directors determines in good faith, after it has received an ABC Acquisition Proposal and after consultation with outside counsel and an independent financial advisor, that it is necessary to do so in order to comply with its fiduciary duties under Applicable Law, ABC may furnish information with respect to ABC and its Subsidiaries and participate in negotiations and enter into agreements regarding such ABC Acquisition Proposal; provided, however, that ABC's Board of Directors shall not take any of the foregoing action until after notice to NACO with respect to such action and unless, prior to furnishing information to, or entering into negotiations with, such Person, ABC shall have received a confidentiality agreement in customary form from such Person and thereafter shall promptly advise NACO orally and in writing of the receipt by it (or by any of the other entities or persons referred to above) after the date hereof of any ABC Acquisition Proposal, or any request to discuss a transaction which is reasonably likely to lead to an ABC Acquisition Proposal, the material terms and conditions of such ABC Acquisition Proposal or request, the identity of the person or entity making such ABC Acquisition Proposal or request, and any material modifications to any of the foregoing. For purposes of this Agreement, "ABC Acquisition Proposal" means any
                                             ------------------------
offer or proposal for, or public announcement of an intention (whether or not conditional) to propose, a merger, consolidation, recapitalization, liquidation or other business combination involving ABC or any of its Subsidiaries or the acquisition or purchase of 15% or more of any class of equity securities of ABC or any of its Subsidiaries, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of ABC or any of its Subsidiaries, or a substantial portion of the assets of, ABC or any of its Subsidiaries, other than the transactions contemplated by this Agreement. Furthermore, nothing contained in this Section 5.4(b) shall prohibit ABC or ABC's Board of Directors from taking and disclosing to ABC's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure required by Applicable Law.

     SECTION 5.5 -- Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation, including, without limitation, the provisions of Section 203 of the Delaware Law, shall become applicable to the transactions contemplated hereby, NACO, ABC and each of their Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     SECTION 5.6 -- Tax Treatment. ABC and NACO shall take all actions necessary to cause the Merger to qualify as a reorganization under the provisions of
Section 368(a) of the Code, and neither ABC nor NACO will take any action inconsistent therewith.

     SECTION 5.7 -- Conveyance Taxes. ABC and NACO shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes that become payable in connection with the transactions contemplated hereunder that are required or permitted to be filed on or before the Effective Time.

     SECTION 5.8 -- Access to Information; Confidentiality Agreement.

          (a) Upon reasonable advance notice, between the date hereof and the Effective Time, ABC and NACO shall (i) give to one another and to one another's counsel, financial advisors, auditors and other authorized representatives (collectively, "Representatives") reasonable access during normal business hours
                ---------------
to its and its Subsidiaries books and records, (ii) furnish to one another and to one another's Representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct their respective key management employees, counsel and financial advisors to cooperate with one another in their respective investigations of the business of NACO and ABC; provided that all requests for information or to interview ABC's or NACO's key management employees should be directed to and coordinated with the chief legal officer of ABC and the chief legal officer of NACO, respectively, or such person or persons as each such officer shall designate; and provided further that any information and documents received by NACO, ABC and their respective Representatives (whether furnished before or after the date of this Agreement) shall be held in strict confidence in accordance with the Confidentiality Agreement in effect as of the date hereof between ABC and NACO (the "Confidentiality Agreement"), which shall remain in full force and effect
--------------------------
pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement, the termination hereof or the Closing. Notwithstanding anything to the contrary in this Agreement, neither NACO nor ABC shall be required to disclose any information to the other or the other's Representatives if doing so would violate any agreement, law, rule or regulation to which NACO or ABC or any of their respective Subsidiaries is a party or is subject.

          (b) NACO and ABC hereby agree that the Confidentiality Agreement and the Mutual Exclusivity Agreement dated August 6, 1998 between ABC and NACO are each hereby amended to provide that any provision therein which in any manner would be inconsistent with this Agreement or the transactions contemplated hereby shall terminate as of the date hereof; provided, however, that such provisions of the Confidentiality Agreement and such Mutual Exclusivity Agreement will be reinstated in the event that this Agreement is terminated.

     SECTION 5.9 -- Affiliate Agreements.

          (a) As soon as practicable after the date hereof, NACO shall deliver to ABC a letter identifying all Persons who are reasonably expected to be, at the time of the NACO Special Meeting, "affiliates" of NACO, as such term is used in Rule 145 under the Securities Act or for purposes of qualifying the Merger as a "pooling of interests" for accounting purposes in accordance with APB 16 and applicable SEC Regulations. NACO shall use its reasonable best efforts to cause each such Person to deliver to NACO and to ABC on or prior to the date of the mailing of the Joint Proxy Statement a written agreement substantially in the form attached as Exhibit D hereto.

          (b) As soon as practicable after the date hereof, ABC shall deliver to NACO a letter identifying all Persons who are reasonably expected to be, at the time of the ABC Special Meeting, "affiliates" of ABC, as such term is used in Rule 145 under the Securities Act or for purposes of qualifying the Merger as a "pooling of interests" for accounting purposes in accordance with APB 16 and applicable SEC Regulations. ABC shall use its reasonable best efforts to cause each such Person to deliver to ABC and to NACO on or prior to the date of the mailing of the Joint Proxy Statement a written agreement substantially in the form attached as Exhibit E hereto.

     SECTION 5.10 -- Obligations of Merger Subsidiary. Merger Subsidiary will, and ABC will take all action necessary to cause Merger Subsidiary to, perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

     SECTION 5.11 -- Director and Officer Liability. All rights to indemnification and all limitations on liability existing in favor of each person who at or prior to the Effective Time was an officer or director of NACO or any of its Subsidiaries, as provided in the applicable certificate of incorporation and by-laws of NACO and its Subsidiaries, or in an agreement between any of such persons and NACO or any of its Subsidiaries as in effect as of the date hereof, shall survive the Merger and continue in full force and effect.

     SECTION 5.12 -- Notices and Consents. NACO and ABC shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by this Agreement and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the generality of the foregoing, each of ABC and NACO will file any notification and report forms and related materials that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act within ten days of the date of this Agreement, will use its reasonable best efforts to obtain termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

     SECTION 5.13 -- Notice; Supplements to Disclosure Schedule.

          (a) NACO will promptly give notice to ABC of, upon receipt of notice or Knowledge of, any fact or the occurrence of any event or the failure of any event to occur which would or could reasonably be expected to make any representation or warranty by NACO contained herein untrue or result in the failure to satisfy any of the conditions specified in Section 6.1 or 6.3 hereof, and NACO will keep ABC informed on a regular basis as to the status of such events. From time to time prior to the Effective Time, NACO will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth in the Disclosure Schedule. However, no such supplement or amendment of the Disclosure Schedule shall be deemed to cure any breach of any representation, warranty or agreement made in this Agreement unless ABC specifically agrees thereto in writing.

          (b) ABC will promptly give notice to NACO of, upon receipt of notice or Knowledge of, any fact or the occurrence of any event or the failure of any event to occur which would or could reasonably be expected to make any representation or warranty by ABC contained herein untrue or result in the failure to satisfy any of the conditions specified in Section 6.1 or 6.2 hereof, and ABC will keep NACO informed on a regular basis as to the status of such events. From time to time prior to the Effective Time, ABC will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth in the Disclosure Schedule. However, no such supplement or amendment of the Disclosure Schedule shall be deemed to cure any breach of any representation, warranty or agreement made in this Agreement unless NACO specifically agrees thereto in writing.

     SECTION 5.14 -- Tax Certificates. ABC and NACO shall cause certificates containing the representations substantially in the form of Exhibit F and Exhibit G hereto, respectively, to be executed by an executive officer of ABC and NACO, respectively, and to be delivered to Schiff Hardin & Waite, counsel to NACO, and to Jones, Day, Reavis & Pogue, counsel to ABC, on the date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date, in each case dated as of such respective dates.

          SECTION 5.15 -- Pooling of Interests. Each of NACO and ABC shall use reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a "pooling of interests" under APB 16 and applicable SEC Regulations, and such accounting treatment to be accepted by ABC's independent public accountants, and by the SEC, and each of NACO and ABC agrees that it shall take no action that would cause such accounting treatment not to be obtained. NACO and ABC shall have each received a letter from the independent public accountants for ABC, dated as of the Closing Date and addressed to both NACO and ABC, stating that the Merger will qualify as a "pooling of interests" transaction under APB 16 and applicable SEC Regulations.

          SECTION 5.16 -- Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of NACO and Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of NACO and Merger Subsidiary, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of NACO acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                  ARTICLE VI

                            CONDITIONS TO THE MERGER

          SECTION 6.1 -- Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the following conditions:

          (a) Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of ABC in accordance with Delaware Law and the rules of Nasdaq and by the requisite vote of the stockholders of NACO in accordance with Delaware Law;

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order, judgment, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i)
                                         ----------
preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on ABC or NACO, as applicable; provided, however, that each of the Parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered;

          (c) Hart-Scott-Rodino Act. The waiting period (including any extension thereof) applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated;

          (d) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Authority required of NACO, ABC or any of their Subsidiaries to consummate the Merger and the other transactions contemplated hereby shall have been obtained (other than the filing of the Certificate of Merger provided for under Section 1.3), all in form and substance reasonably satisfactory to ABC and NACO;

          (e) Registration Statement Effective. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

          (f) Blue Sky. Any state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received;

          (g) Stock Exchange Listing. The shares of ABC Common Stock into which NACO Shares will be converted pursuant to Article II hereof shall have been duly approved for listing on the Nasdaq NMS; and

          (h) FIRPTA. NACO and ABC shall have each received from the other an affidavit meeting the requirements of Section 1445(b)(3) of the Code and the Treasury Regulations promulgated thereunder.

          SECTION 6.2 -- Additional Conditions to Obligations of NACO. The obligations of NACO to effect the Merger are also subject to the fulfillment of the following conditions:

          (a) Representations and Warranties. The representations and warranties of ABC and Merger Subsidiary contained in this Agreement shall be true and correct in all respects when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on ABC;

          (b) Agreements, Conditions and Covenants. ABC and Merger Subsidiary shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date;

          (c) Certificates. NACO shall have received a certificate of an executive officer of ABC to the effect set forth in paragraphs (a) and (b) above; and

          (d) Required Consents. ABC shall have obtained, and provided copies to NACO of, all of the consents, waivers and approvals required by Section 6.2(d) of the Disclosure Schedule, unless the failure to obtain such consent, waiver or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (e) Tax Opinions. NACO shall have received from Schiff Hardin & Waite, counsel to NACO, on a date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that ABC, Merger Subsidiary and NACO will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the stockholders of NACO upon their exchange of NACO Common Stock for ABC Common Stock under Section 354 of the Code (except to the extent such a stockholder receives cash in lieu of fractional shares and to the extent of a payment of transfer taxes made on behalf of such stockholder, if any). In rendering such opinions, counsel for NACO shall be entitled to rely upon representations of officers of ABC and NACO substantially in the form of Exhibits F and G hereto;

          (f) Registration Rights Agreement. ABC shall have entered into a registration rights agreement, in substantially the form attached as Exhibit H hereto, with the persons identified in said form of registration rights agreement;

          (g) Opinion of Counsel to ABC and Merger Sub. NACO shall have received the legal opinion of Jones, Day, Reavis & Pogue dated the Closing Date, covering the items specified in Exhibit I hereto;

          (h) Change-of-Control Agreements. ABC shall have entered into an agreement with each of the persons listed on Section 6.2(h) of the Disclosure Schedule reasonably satisfactory to NACO pursuant to which ABC will be bound by and made a party to the change-of-control agreements between NACO and each of the persons listed on Section 6.2(h) of the Disclosure Schedule; and

          (i) Unqualified Audit Opinion. ABC shall have received an unqualified opinion from Arthur Andersen LLP, its independent public accountants, with respect to the consolidated financial statements of ABC included in ABC's Annual Report on Form 10-K for the fiscal year ended July 31, 1998.

     SECTION 6.3 -- Additional Conditions to Obligations of ABC. The obligations of ABC to effect the Merger are also subject to the fulfillment of the following conditions:

          (a) Representations and Warranties. The representations and warranties of NACO contained in this Agreement shall be true and correct in all respects when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material

Adverse Effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on NACO;

          (b) Agreements, Conditions and Covenants. NACO shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date;

          (c) Certificates. ABC shall have received a certificate of an executive officer of NACO to the effect set forth in paragraphs (a) and (b) above;

          (d) Required Consents. NACO shall have obtained, and provided copies to ABC of, all of the consents, waivers and approvals required by Section 6.3(d) of the Disclosure Schedule, unless the failure to obtain such consent, waiver or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (e) Tax Opinions. ABC shall have received from Jones, Day, Reavis & Pogue, counsel to ABC, on a date immediately prior to the mailing of the Joint Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that NACO, Merger Sub and ABC will each be a party to that reorganization. In rendering such opinions, counsel for ABC shall be entitled to rely upon representations of officers of ABC and NACO substantially in the form of Exhibits F and G hereto; and

          (f) Opinion of Counsel to NACO. ABC shall have received the opinion of counsel to NACO dated as of the Closing Date, covering the items specified in Exhibit J hereto.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.1 -- Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of NACO or ABC:

          (a) by mutual written consent of each of NACO and ABC;

          (b) by either NACO or ABC if the Merger shall not have been consummated on or before February 28, 1999 (the "Termination Date"); provided,
                                                 ----------------
however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c) by either NACO or ABC if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or
(ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable and the party seeking to terminate this Agreement pursuant to this clause 7.1(c)(ii) shall have used its reasonable best efforts to remove such order, decree, ruling or injunction;

          (d) by either NACO or ABC if (i) the other shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by such other Party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and (ii) such breach, failure or misrepresentation is not cured within 30 days after notice thereof and (iii) such breach, failure or misrepresentation would cause the condition set forth in Sections 6.2(a) and 6.2(b) or Sections 6.3(a) or 6.3(b), as the case may be, not to be satisfied;

          (e) by either NACO or ABC if the approval of the stockholders of NACO contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

          (f) by either NACO or ABC if the approval of the stockholders of ABC contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

          (g) by either NACO or ABC if the Board of Directors of NACO determines that a bona fide NACO Acquisition Proposal made by a third party on terms that a majority of the members of the Board of Directors of NACO determines in good faith (based on the advice of an independent financial advisor) is more favorable to NACO and to its stockholders than the transactions contemplated hereby (such a NACO Acquisition Proposal is referred to herein as a "NACO
                                                                     ----
Superior Proposal"), except that NACO may not terminate this Agreement pursuant
-----------------
to this clause 7.1(g) unless and until (i) three Business Days have elapsed following delivery to ABC of a written notice of such determination by the Board of Directors of NACO and during such three Business Day period NACO (A) promptly informs ABC of the terms and conditions of the NACO Acquisition Proposal and the identity of the Person making the NACO Acquisition Proposal and (B) otherwise cooperates with ABC with respect thereto (subject, in the case of this clause
(B), to the condition that the Board of Directors of NACO shall not be required to take any action that it believes, after consultation with outside legal counsel, would violate its obligations to NACO or NACO's stockholders under Applicable Law) with the intent of enabling ABC to engage in good faith negotiations so that the transactions contemplated hereby may be effected, (ii) at the end of such three Business Day period the Board of Directors of NACO continues reasonably to believe that the NACO Acquisition Proposal constitutes a NACO Superior Proposal, (iii) simultaneously with such termination NACO enters into a definitive acquisition, merger or similar agreement to effect the NACO Superior Proposal and (iv) NACO pays to ABC the amount specified and within the time period specified in Section 7.2(b);

          (h) by either ABC or NACO if the Board of Directors of ABC determines that a bona fide ABC Acquisition Proposal made by a third party on terms that a majority of the members of the Board of Directors of ABC determines in good faith (based on the advice of an independent financial advisor) is more favorable to ABC and to its stockholders than the transactions contemplated hereby (such an ABC Acquisition Proposal is referred to herein as an "ABC
                                                                      ---
Superior Proposal"), except that ABC may not terminate this Agreement pursuant
-----------------
to this clause 7.1(h) unless and until (i) three Business Days have elapsed following delivery to NACO of a written notice of such determination by the Board of Directors of ABC and during such three Business Day period ABC (A) promptly informs NACO of the terms and conditions of the ABC Acquisition Proposal and the identity of the Person making the ABC Acquisition Proposal and
(B) otherwise cooperates with NACO with respect thereto (subject, in the case of this clause (B), to the condition that the Board of Directors of ABC shall not be required to take any action that it believes, after consultation with outside legal counsel, would violate its obligations to ABC or ABC's stockholders under Applicable Law) with the intent of enabling NACO to engage in good faith negotiations so that the transactions contemplated hereby may be effected, (ii) at the end of such three Business Day period the Board of Directors of ABC continues reasonably to believe that the ABC Acquisition Proposal constitutes an ABC Superior Proposal, (iii) simultaneously with such termination ABC enters into a definitive acquisition, merger or similar agreement to effect the ABC Superior Proposal and (iv) ABC pays to NACO the amount specified and within the time period specified in Section 7.2(c);

          (i) by ABC if the Board of Directors of NACO shall have (i) withdrawn or modified in a manner adverse to ABC its approval or recommendation of this Agreement and the transactions contemplated hereby or (ii) approved or recommended, or proposed publicly to approve or recommend, any NACO Acquisition Proposal;

          (j) by NACO if the Board of Directors of ABC shall have (i) withdrawn or modified in a manner adverse to NACO its approval or recommendation of this Agreement and the transactions contemplated hereby or (ii) approved or recommended, or proposed publicly to approve or recommend, any ABC Acquisition Proposal;

          (k) by ABC if a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of NACO is commenced prior to the Effective Time, and the Board of Directors of NACO fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including such a failure by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2;

          (l) by NACO if a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of ABC is commenced prior to the Effective Time, and the Board of Directors of ABC fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including such a failure by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within the time period specified by Rule 14e-2; or

          (m) by either NACO or ABC if the Average ABC Trading Price is less than $13.00 and NACO or ABC, as the case may be, notifies the other in writing of its intent to terminate this Agreement at least 48 hours prior to the later of the date of the ABC Special Meeting and the date of the NACO Special Meeting as specified in the Joint Proxy Statement (as used herein, "Average ABC Trading Price" means the
                                        -------------------------
average of the per share closing sale prices of ABC Common Stock on the Nasdaq NMS (as reported in the Wall Street Journal) for the sixty (60) Business Days immediately preceding the fourth Business Day prior to the later of the date of the ABC Special Meeting and the date of the NACO Special Meeting as specified in the Joint Proxy Statement).

          SECTION 7.2 -- Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 7.1 hereof, and subject to the provisions of Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 7.2 and in Section 8.3 hereof; and (ii) nothing herein shall relieve any Party from liability for any wilful breach hereof.

          (b) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by NACO or ABC pursuant to Section 7.1(g),
(ii) this Agreement is terminated by ABC pursuant to Section 7.1(i) or 7.1(k), or (iii) (A) this Agreement is terminated by NACO pursuant to Section 7.1(b) or by ABC or NACO pursuant to Section 7.1(e) and (B) concurrently with or within
                                          ---
twelve months after such termination a NACO Acquisition Proposal other than an initial public offering of NACO Common Stock shall have been consummated, then, in any case, NACO shall: (x) pay to ABC a fee of $5,000,000 in cash as liquidated damages and not as a penalty, such payment to be made simultaneously with such termination in the case of a termination by NACO pursuant to Section 7.1(g) and promptly, but in no event later than the second Business Day following a termination by ABC pursuant to Section 7.1(g), 7.1(i) or 7.1(k) and, in the case of clause (iii) of this Section 7.2(b), upon the consummation of such NACO Acquisition Proposal; and (y) reimburse ABC for all fees, costs and expenses incurred by ABC in connection with this Agreement and the transactions contemplated hereby, including but not limited to fees and expenses of investment bankers, accountants and attorneys, in the amount of $2,000,000 (collectively, the "ABC Covered Expenses") (less the amount, if any, of ABC Covered Expenses paid under Section 7.2(d)), such reimbursement to be paid in cash no later than the second Business Day following ABC's delivery to NACO of a written notice setting forth the amount to be reimbursed to ABC.

          (c) Notwithstanding any provision in this Agreement to the contrary, if (i) this Agreement is terminated by ABC or NACO pursuant to Section 7.1(h),
(ii) this Agreement is terminated by NACO pursuant to Section 7.1(j) or 7.1(l), or (iii) (A) this Agreement is terminated by ABC pursuant to Section 7.1(b) or by NACO or ABC pursuant to Section 7.1(f) and (B) concurrently with or within
                                          ---
twelve months after such termination an ABC Acquisition Proposal shall have been consummated, then, in any case, ABC shall: (x) pay to NACO a fee of $5,000,000 in cash as liquidated damages and not as a penalty, such payment to be made simultaneously with such termination in the case of a termination by ABC pursuant to Section 7.1(h) and promptly, but in no event later than the second Business Day following a termination by NACO pursuant to Section 7.1(h), 7.1(j) or 7.1(l) and, in the case of clause (iii) of this Section 7.2(c), upon the consummation of such ABC Acquisition Proposal; and (y) reimburse NACO for all fees, costs and expenses incurred by NACO in connection with this Agreement and the transactions contemplated hereby, including but not limited to fees and expenses of investment bankers, accountants and attorneys, in the amount of $2,000,000 (collectively, the "NACO Covered Expenses") (less the amount, if any, of NACO Covered Expenses paid under Section 7.2(e)), such reimbursement to be paid in cash no later than the second Business Day following NACO's delivery to ABC of a written notice setting forth the amount to be reimbursed to NACO.

          (d) If this Agreement is terminated by NACO or ABC pursuant to Section 7.1(e), then NACO shall, without prejudice and in addition to any other rights of ABC against NACO, reimburse ABC for ABC Covered Expenses. Payment for such reimbursement shall be made to ABC in cash no later than the second Business Day following ABC's delivery to NACO of a written notice setting forth the amount to be reimbursed to ABC.

          (e) If this Agreement is terminated by ABC or NACO pursuant to Section 7.1(f), then ABC shall, without prejudice and in addition to any other rights of NACO against ABC, reimburse NACO for all NACO Covered Expenses. Payment for such reimbursement shall be made to NACO in cash no later than the second Business Day following NACO's delivery to ABC of a written notice setting forth the amount to be reimbursed to NACO.

          SECTION 7.3 -- Amendment. This Agreement may be amended by the Parties pursuant to an instrument in writing adopted by action taken by each of NACO and ABC at any time before the Effective Time; provided, however, that, after approval of the Merger Agreement by the stockholders of NACO and ABC, no amendment may be made which by law would require further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by the Parties.

          SECTION 7.4 -- Waiver. At any time before the Effective Time, a Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 7.3, waive compliance by the other Parties with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.


                                 ARTICLE VIII

                               GENERAL PROVISIONS

          SECTION 8.1 -- Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time, except that the agreements set forth in
Article I and Sections 2.4, 2.5, 2.6, 2.7, 2.8 and 5.11 hereof shall survive the Effective Time indefinitely. The representations, warranties and agreements in this agreement shall terminate upon the termination of this Agreement pursuant to Section 7.1 hereof, except that the agreements set forth in Sections 5.3(b) and (c), 7.2, 8.3, 8.9, 8.10, 8.11 and 8.12 hereof shall survive termination indefinitely. Nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.2 -- Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

          (a)  if to NACO:

                    Joseph A. Seher
                    Chairman and Chief Executive Officer
                    2001 Butterfield Road
                    Downers Grove, Illinois 60515
                    Telecopy No.:  (630) 852-2144

               with a copy to:

                    Schiff Hardin & Waite
                    6600 Sears Tower
                    Chicago, Illinois  60606
                    Attention: Robert J.  Regan, Esq.
                    Telecopy No.:  (312) 258-5600

          (b)  if to ABC or Merger Subsidiary:

                    Donald W. Grinter
                    Chairman and Chief Executive Officer
                    200 South Michigan Avenue
                    Chicago, Illinois 60604
                    Telecopy No.:  (312) 322-0360

               with a copy to:

                    Jones, Day, Reavis & Pogue
                    77 West Wacker Drive
                    Suite 3500
                    Chicago, Illinois  60601
                    Attention:  Douglas H. Walter, Esq.
                    Telecopy No.:  (312) 782-8585


          SECTION 8.3 -- Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of premerger notifications under the Hart-Scott-Rodino Act, shall be shared equally by NACO and ABC. Section

8.3(i) of the Disclosure Schedule sets forth an itemized statement of the fees and expenses that ABC reasonably and in good faith estimates that it will incur in connection with this Agreement and the Merger. Section 8.3(ii) of the Disclosure Schedule sets forth an itemized statement of the fees and expenses that NACO reasonably and in good faith estimates that it will incur in connection with this Agreement and the Merger.

          SECTION 8.4 -- Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Affiliated Entity" means each Person (other than any Subsidiary
               -----------------
of ABC) in which ABC has an equity interest in excess of 25%.

          (b) "Business Day" means any day other than a Saturday, a Sunday or a
               ------------
day on which commercial banks located in the State of Illinois are authorized or required by law or other governmental action to be closed.

          (c) "Cleanup" means all actions required by applicable Environmental
               -------
Laws to (i) cleanup, remove, treat, manage or remediate Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or
(iv) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

          (d) "Control Group" means a controlled group of corporations of which
               -------------
ABC or NACO, as the case may be, is a member within the meaning of Code
(S)414(b), any group of corporations or entities under common control with ABC or NACO, as the case may be, within the meaning of Code (S)414(c) or any affiliated service group of which ABC or NACO, as the case may be, is a member within the meaning of Code (S)414(m).

          (e) "Environmental Claim" means any judicial or administrative claim,
               -------------------
action, cause of action, investigation or written notice by any Person alleging potential liability or responsibility (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (i) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by NACO or any of its Subsidiaries or ABC or any of its Subsidiaries or Affiliated Entities, as the case may be, or (ii) circumstances forming the basis of any violation of any Environmental Law.

          (f) "Environmental Laws" means all federal, state, local and foreign
               ------------------
laws and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (g) "Hazardous Materials" means all substances defined as Hazardous
               -------------------
Substances, Toxic Substances, Hazardous Waste, Pollutants or Contaminants, or regulated as such under, any Environmental Law, including all matters affecting air, ground, ground water, surface water and/or environmental quality or safety, including, without limitation, petroleum, petroleum-derived products, underground storage tanks, polychlorinated biphenyls and asbestos.

          (h) "Knowledge" means, with respect to ABC, the knowledge ABC's
               ---------
executive officers listed in Section 8.4(h)(i) of the Disclosure Schedule, and with respect to NACO, the knowledge of NACO's executive officers listed in
Section 8.4(h)(ii) of the Disclosure Schedule, in each case, after reasonable inquiry.

          (i) "NACO Balance Sheet" means the audited consolidated balance sheets
               ------------------
of NACO and its consolidated Subsidiaries for the fiscal year ended March 29, 1998.

          (j) "Material Adverse Effect" means a material adverse effect (i) on
               -----------------------
the condition (financial or otherwise), business, assets, liabilities, properties or results of operations of NACO and its Subsidiaries taken as a whole, or ABC and its Subsidiaries taken as a whole, as the case may be, or (ii) on the ability of NACO, or ABC, as the case may be, to perform any material obligations hereunder or under the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) actions or omissions of NACO or ABC taken with the prior written consent of NACO or ABC, as applicable, in contemplation of the transactions contemplated hereby or (B) changes in GAAP.

          (k) "Permitted Liens" means Liens (a) for any current Taxes or
               ---------------
assessments (including but not limited to assessments for maintenance and repair) not yet delinquent, (b) reflected on the NACO Balance Sheet or the ABC Balance Sheet, (c) which do not materially detract from the value, or interfere with the present use of, such assets or (d) created by statute of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due.

          (l) "Person" means an individual, a partnership, a corporation, an
               ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          (m) "Release" means any release, spill, emission, discharge, leaking,
               -------
pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any vessel (including the abatement or discarding of barrels or other containers containing Hazardous Materials), including the movement of Hazardous Materials through, on or in the air, soil, surface water or ground water.

          (n) "Subsidiary" means any Person with respect to which NACO or ABC,
               ----------
as the case may be, directly or indirectly owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or others performing similar functions with respect to such Person.

          (o) "Tax" or "Taxes" means all taxes, charges, fees, levies or other
               ---      -----
assessments, including, without limitation, all net income, gross income, alternative or add-on minimum, environmental, gross receipts, sales, use, goods and services, ad valorem, transfer, capital stock, franchise, profits, license, withholding, payroll, single business, employment, excise, severance, stamp, occupation, property, unemployment or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, and any installments with respect thereto, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon NACO or any of its Subsidiaries, or ABC or any of its Subsidiaries, as the case may be.

          (p) "Tax Return" means any reports, return, statement or other written
               ----------
information required to be supplied to a taxing authority in connection with Taxes.

          (q) "ABC Balance Sheet" means the audited consolidated balance sheet
               -----------------
of ABC and its consolidated Subsidiaries for the fiscal year ended July 31, 1997.

     SECTION 8.5 -- Headings. The headings contained in this Agreement (including in the Table of Contents, the Index of Exhibits and the Index of Disclosure Schedules) and the defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.6 -- Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 8.7 -- Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement, the Disclosure Schedule and any documents delivered by the Parties in connection herewith constitute the entire agreement and, except as expressly set forth herein and therein, supersede any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for the provisions of Article II and Section 5.12, are not intended to confer upon any Person other than NACO, ABC, and Merger Subsidiary and, after the Effective Time, their respective stockholders and the Surviving Corporation, any rights or remedies hereunder.

     SECTION 8.8 -- Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 8.9 -- Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

     SECTION 8.10 -- Consent to Jurisdiction.    Each of the Parties hereto
(a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. Notwithstanding the foregoing, such consent to jurisdiction is solely for the purpose referred to in this Section 8.10 and shall not be deemed to be a general submission other than for such purpose.

     SECTION 8.11 -- Costs of Enforcement. Except as otherwise set forth herein, the prevailing Party in any proceeding brought to enforce any provision of the Agreement shall be entitled to recover the reasonable fees and costs of its counsel, plus all other costs of such proceeding.

     SECTION 8.12 -- Publicity. NACO and ABC will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 8.13 -- Incorporation of Exhibits and Disclosure Schedule. The Exhibits and the Disclosure Schedule identified in this Agreement are incorporated by reference and made a part hereof.

     SECTION 8.14 -- Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              NACO, INC.


                              By:   /S/ JOSEPH A. SEHER
                                    --------------------------------------------
                                    Name:   Joseph A. Seher
                                    Title:  Chairman and Chief Executive Officer


                              ABC RAIL PRODUCTS CORPORATION


                              By:   /S/ DONALD W. GRINTER
                                    --------------------------------------------
                                    Name:   Donald W. Grinter
                                    Title:  Chairman and Chief Executive Officer


                              ABCR ACQUISITION SUB, INC.


                              By:   /S/ DONALD W. GRINTER
                                    --------------------------------------------
                                    Name:   Donald W. Grinter
                                    Title:  President

                                                                       EXHIBIT A

                               VOTING AGREEMENT
                               ----------------


          AGREEMENT, dated as of September 17, 1998, by and among ABC Rail Products Corporation, a Delaware corporation (the "Company") and Joseph A. Seher ("Stockholder");

          WHEREAS, concurrently herewith, the Company, ABCR Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub") and NACO, Inc., a Delaware corporation ("NACO"), are entering into an Agreement and Plan of Merger (the "Merger Agreement");

          WHEREAS, the Stockholder is the record and beneficial owner of the number of shares of NACO Common Stock set forth opposite his name on Schedule I hereto (the "Subject Shares");

          WHEREAS, approval of the Merger Agreement by the stockholders of NACO is a condition to the consummation of the Merger; and

          WHEREAS, as an inducement to its entering into the Merger Agreement, the Company has required that the Stockholder agree to enter into this Agreement;

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows (capitalized terms used herein, but not otherwise defined herein, shall have the meaning ascribed to such terms in the Merger Agreement):

          Section 1.   Agreement to Vote.
                       -----------------

          (a) Stockholder hereby agrees to attend the NACO Special Meeting, in person or by proxy, and to vote (or cause to be voted) all Subject Shares, and any other voting securities of NACO, whether issued heretofore or hereafter, that such Stockholder owns or has the right to vote, for approval and adoption of the Merger Agreement and the Merger. Such agreement to vote shall apply also to any adjournment or adjournments of the NACO Special Meeting, and to any other meeting of stockholders at which any item of business referred to in the preceding sentence is presented for approval.

          (b)  To the extent inconsistent with the foregoing provisions of this
Section 1, Stockholder hereby revokes any and all previous proxies with respect to Stockholder's Subject Shares or any other voting securities of NACO.

          Section 2.   Securities Act Covenants and Representations.
                       --------------------------------------------
Stockholder hereby agrees and represents to the Company as follows:

          (a) Stockholder has been advised that the offering, sale and delivery of the ABC Common Stock pursuant to the Merger will be registered under the Securities Act on a Registration Statement on Form S-4. Stockholder has also been advised, however, that to the extent such Stockholder is considered an "affiliate" of NACO at the time the Merger Agreement is submitted to a vote of the stockholders of NACO, any public offering or sale by Stockholder of any shares of the ABC Common Stock received by Stockholder in the Merger will, under current law, require either (i) the further registration under the Securities Act of any shares of the ABC Common Stock to be sold by Stockholder, (ii) compliance with Rule 145 promulgated by the SEC under the Securities Act or
(iii) the availability of another exemption from such registration under the Securities Act.

          (b) Stockholder has read this Agreement and the Merger Agreement and has discussed their requirements and other applicable limitations upon Stockholder's ability to sell, transfer or otherwise dispose of shares of the ABC Common Stock with Stockholder's counsel or counsel for NACO, to the extent Stockholder believed necessary.

          (c) Stockholder also understands that stop transfer instructions will be given to the Company's transfer agent with respect to the ABC Common Stock and that a legend will be placed on the certificates for the ABC Common Stock issued to Stockholder, or any substitutions therefor, to the extent Stockholder is considered an "Affiliate" of NACO at the time the Merger Agreement is submitted to a vote of the stockholders of NACO.

          Section 3.   Further Assurances.  Each of the Company and the
                       ------------------
Stockholder shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, neither the Company nor Stockholder shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of any party to effectuate, carry out or comply with all the terms of this Agreement.

          Section 4.   Representations and Warranties of the Company.  The
                       ---------------------------------------------
Company represents and warrants to Stockholder that this Agreement (i) has been approved by the Board of Directors of the Company; (ii) has been duly executed and delivered by a duly authorized officer of the Company; and (iii) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

          Section 5.   Representations and Warranties of Stockholder.
                       -------------------------------------------
Stockholder represents and warrants to the Company that this Agreement (i) has been duly authorized, executed and delivered by Stockholder, and (ii) constitutes the valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. Stockholder is the record and beneficial owner of the number of Subject Shares set forth his name on Schedule
I. The Subject Shares listed next to the name of Stockholder on Schedule I hereto are the only voting securities of NACO owned (beneficially or of record) by Stockholder. Neither the execution or delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will violate or conflict with any provisions of any law, rule or regulation applicable to Stockholder or any contract, agreement or understanding to which Stockholder is a party, other than such violations as would not prevent or materially delay the performance by Stockholder of his obligations hereunder or impose any liability or obligation on the Company.

          Section 6.   Effectiveness and Termination.  It is a condition
                       -----------------------------
precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, neither of the parties hereto shall have any further obligation or liability hereunder.

          Section 7.   Miscellaneous.
                       -------------

          (a)  Notices, Etc.  All notices, requests, demands or other
               -------------
communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

               If to the Company or Merger Sub:

               ABC Rail Products Corporation
               200 South Michigan Avenue
               Suite 1300
               Chicago, Illinois 60604
               Attn: Donald W. Grinter
               Telecopy: (312) 322-1074
               with a copy to:

               Jones, Day, Reavis & Pogue
               77 West Wacker Drive
               Suite 3500
               Chicago, Illinois 60601-1692
               Attn:  Douglas H. Walter, Esq.
               Telecopy:  (312) 782-8585

               If to Stockholder or NACO:

               Joseph A. Seher
               Chairman and Chief Executive Officer
               2001 Butterfield Road
               Downers Grove, Illinois 60515
               Telecopy: (630) 852-2144

               with a copy to:

               Schiff Hardin & Waite
               6600 Sears Tower
               Chicago, Illinois 60606
               Attn: Robert J. Regan, Esq.
               Telecopy:  (312) 258-5600

or to such other address as such party shall have designated by notice so given to each other party.

          (b)  Amendments, Waivers, Etc.  This Agreement may not be amended,
               -------------------------
changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Company, the Stockholder and NACO.

          (c)  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise, and in the case of any individual party hereto any trustee, executor, heir, legatee or personal representative succeeding to the ownership of such party's Subject Shares or other securities subject to this Agreement. Notwithstanding any transfer of Subject Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

          (d)  Entire Agreement.  This Agreement embodies the entire agreement
               ----------------
and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          (e)  Severability.  If any term of this Agreement or the application
               ------------
thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this

Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall
                             --------
negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

          (f)  Specific Performance.  The parties acknowledge that money damages
               --------------------
are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

          (g)  Remedies Cumulative.  All rights, powers and remedies provided
               -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (h)  No Waiver.  The failure of any party hereto to exercise any
               ---------
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (i)  No Third-Party Beneficiaries.  This Agreement is not intended to
               ----------------------------
be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

          (j)  Consent to Jurisdiction.  Each of the parties hereto (a) consents
               -----------------------
to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court located in the State of Delaware or a Delaware state court. Notwithstanding the foregoing, such consent to jurisdiction is solely for the purpose referred to in this Section 7(j) and shall not be deemed to be a general submission other than for such purpose.

          (k)  Governing Law.  This Agreement shall be governed by, and
               -------------
construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws doctrine.

          (l)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

          (m)  Expenses.  The parties hereto shall each bear its own expenses
               --------
incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                               ABC RAIL PRODUCTS CORPORATION


                               By:  /s/  Donald W. Grinter
                                    --------------------------------------------
                                    Name: Donald W. Grinter
                                    Title: Chairman and Chief Executive Officer



                                    /s/  Joseph A. Seher
                                    --------------------------------------------
                                    Joseph A. Seher

                                  Schedule I
                                  ----------

                        Beneficial NACO Share Ownership


          Stockholder                                  Shares Owned
          -----------                                  ------------

          Joseph A. Seher                                 569,179

                                                                       EXHIBIT B

          FORM OF RESTATED CERTIFICATE OF INCORPORATION OF SURVIVING
                                  CORPORATION



                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                             SURVIVING CORPORATION

                              A STOCK CORPORATION


     I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST:  The name of the corporation (the "Corporation") is ______________.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, County of New Castle, Wilmington, Delaware 19805. The name of the Corporation's registered agent at such address is The Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.01 par value.

     FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

     SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

     SEVENTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

     EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

     NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

     TENTH:  The name and mailing address of the incorporator is
_______________.

     ELEVENTH: The names and mailing addresses of the persons who are to serve as the directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

     NAME                    MAILING ADDRESS
     ---------------------------------------

     IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this ____ day of September.

                                                     ___________________________

                                                                       EXHIBIT C


       FORM OF AMENDED AND RESTATED BY-LAWS OF THE SURVIVING CORPORATION



                             SURVIVING CORPORATION
                                    BYLAWS

                                   ARTICLE I

                               CORPORATE OFFICES


Section 1.  Delaware Registered Office.  The registered office of the
---------   --------------------------
corporation in the State of Delaware shall be in the City of Wilmington.

Section 2.  Other Offices.  The corporation may also have offices at such other
---------   -------------
places, both within and outside the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

     Section 1.  Time and Place.  A meeting of stockholders for any purpose may
     ---------   --------------
be held at such time and place, within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.  Annual Meetings.  Annual meetings of stockholders, commencing
     ---------   ---------------
with the year 1999, shall be held on the first Monday of February if not a legal holiday, or if a legal holiday, then on the following business day, at 10:00 a.m. local time, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect a board of directors and transact such other business as may properly come before the meeting.

     Section 3.  Special Meetings.  Special meetings of stockholders, for any
     ---------   ----------------
purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the whole board of directors, or at the request in writing of stockholders owning a majority of the capital stock of the corporation outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 4.  Notice.  Written notice of a meeting, annual or special,
     ---------   ------
stating the place, date and hour of the meeting, and in the case of a special meeting stating the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days, or if a vote of stockholders on a merger or consolidation is one of the stated purposes of the meeting, not less than twenty nor more than sixty days before the date of the meeting.

     Section 5.  Stockholder List.  The officer who has charge of the stock
     ---------   ----------------
ledger of the corporation shall prepare or cause to be prepared and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 6.  Quorum.  The holders of a majority of the stock outstanding and
     ---------   ------
entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise required by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at a meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 7.  Required Vote.  Each election of directors or others shall be
     ---------   -------------
determined by a plurality vote, and, except as otherwise required by law or by the Certificate of Incorporation, each other matter shall be determined by the affirmative vote of a majority of the shares present in person or represented by proxy.

     Section 8.  Voting.  Unless otherwise required by law or by the Certificate
     ---------   ------
of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 9.  Action by Written Consent.  Unless otherwise provided in the
     ---------   -------------------------
Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                                   DIRECTORS

     Section 1.  Number and Term.  The number of directors that shall constitute
     ---------   ---------------
the whole board shall not be less than one nor more than five. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. Directors shall be elected at annual meetings of stockholders, except as provided in section 2 of this article, and each director shall hold office until a successor is elected and qualified or until that director's earlier resignation or removal. Directors need not be stockholders.

     Section 2.  Vacancies.  Except as otherwise required by law or by the
     ---------   ---------
Certificate of Incorporation, any vacancy on the board of directors, including a newly created directorship, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by law.

     Section 3.  Powers.  The business and affairs of the corporation shall be
     ---------   ------
managed by or under the direction or the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

     Section 4.  Place of Meetings.  The board of directors of the corporation
     ---------   -----------------
may hold meetings, both regular and special, either within or outside the state of Delaware.

     Section 5.  Regular Meetings.  A regular meeting of the board of directors
     ---------   ----------------
shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. In the event such meeting is not held at the time and place specified in the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board or as shall be specified in written waivers signed by all of the directors. Other regular meetings of the board may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 6.   Special Meetings.  Special meetings of the board of directors
     ---------    ----------------
may be called by the president and shall be called by the president or secretary on the written request of two directors, on not less then two days' notice to each director, either personally or by mail, by telegram or by facsimile.

     Section 7.   Quorum.  At any meeting of the board of directors a majority
     ---------    ------
of the whole board of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as otherwise required by law or by the Certificate of Incorporation. If there is not a quorum at a meeting of the board, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 8.   Action by Written Consent.  Unless otherwise restricted by the
     ---------    -------------------------
Certificate of Incorporation or these bylaws, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 9.   Participation with Communications Equipment.  Unless otherwise
     ----------   -------------------------------------------
restricted by law or by the Certificate of Incorporation or these bylaws, members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors, or of any committee, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by such means shall constitute presence at the meeting.

     Section 10.  Committees of Directors.  The board of directors may, by
     ----------   -----------------------
resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require the seal; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Each committee shall keep regular minutes of its meetings and shall furnish them to the board of directors when required.

     Section 11.  Compensation of Directors.  Unless otherwise restricted by the
     ----------   -------------------------
Certificate of Incorporation, the board of directors shall have the authority to fix the compensation of directors. The receipt of such compensation shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The directors may be reimbursed for any expenses of attending meetings of the board of directors and of committees of the board.


                                  ARTICLE IV

                                    NOTICES

     Section 1.   Method of Giving Notice.  Whenever, under any provision of the
     ---------    -----------------------
statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at that person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time the same is deposited in the United States mail. Notice to directors may also be given by telegram or by facsimile and such notice shall be deemed to be given at the time that such notice is sent.

     Section 2.   Waiver of Notice.  Whenever notice is required to be given
     ---------    ----------------
under any provision of law or of the Certificate of Incorporation or of these bylaws, a written waiver of such notice, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V

                                   OFFICERS

          Section 1.  Offices.  The officers of the corporation, shall be
          ---------   -------
elected by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. In addition, the board of directors may elect additional vice-presidents, and one or more assistant secretaries, assistant treasurers and other subordinate officers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

          Section 2.  Annual Election.  The board of directors at its first
          ---------   ---------------
meeting after each annual meeting of stockholders shall elect a president, one or more vice-presidents, a secretary and a treasurer. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.

          Section 3.  Additional Officers.  The board of directors may appoint
          ---------   -------------------
such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          Section 4.  Compensation of Officers.  The compensation of all
          ---------   ------------------------
officers and agents of the corporation shall be fixed by or under the direction of the board of directors.

          Section 5.  Term of Office and Vacancy.  Each officer shall hold
          ---------   --------------------------
office until a successor is chosen and qualifies or until the officer's earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

          Section 6.  President.  The president (a) shall be the chief executive
          ---------   ---------
officer of the corporation, (b) shall preside at all meetings of the stockholders and the board of directors, (c) shall have general and active management of the business and affairs of the corporation, (d) shall see that all orders and resolutions of the board of directors are carried into effect and
(e) shall have the power to execute bonds, mortgages and other contracts, agreements and instruments, except where required or permitted by law to be otherwise signed and executed or where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

          Section 7.  Vice-Presidents.  In the absence of the president or in
          ---------   ---------------
the event of the disability of the president, the vice-president (or if there be more than one, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their most recent election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          Section 8.   Secretary.  The secretary shall (a) attend all meetings
          ---------    ---------
of the board of directors and all meetings of the stockholders and record all of the proceedings of the meetings of the board of directors and of the stockholders in a book to be kept for that purpose and perform like duties for the standing committees when required, (b) give, or cause to be given, notice of all special meetings of the board of directors and all meetings of the stockholders and (c) perform such other duties as may be prescribed by the board of directors or the president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and shall have authority to affix it to any instrument requiring the seal, and when so affixed, the seal may be attested by the signature of such officer. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by signature.

          Section 9.   Assistant Secretaries.  The assistant secretary (or if
          ---------    ---------------------
there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the secretary or in the event of the disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          Section 10.  Treasurer.  The treasurer shall (a) have custody of the
          ----------   ---------
corporate funds and securities, (b) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, (c) deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors, (d) disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, (e) render to the president and the board of directors, at its regular meetings, or when the board of directors so requests, an account of all the transactions of the treasurer and of the financial condition of the corporation, and (f) perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

          Section 11.  Assistant Treasurers.  The assistant treasurer (or if
          ----------   --------------------
there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, then in the order of their most recent election or appointment) shall, in the absence of the treasurer or in the event of the disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

                                  ARTICLE VI

                              STOCK CERTIFICATES

          Section 1.  Right of Holder to Certificate.  Every holder of stock in
          ---------   ------------------------------
the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by the holder in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the corporation will furnish, without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

          Section 2.  Facsimile Signatures.  Any or all of the signatures on the
          ---------   --------------------
certificate may be facsimile. In the event any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if he were such officer at the date of issue.

          Section 3.  Lost Certificates.  The board of directors may direct a
          ---------   -----------------
new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the legal representative of the owner, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation in connection with the certificate alleged to have been lost, stolen or destroyed, or both.

          Section 4.  Registration of Transfers.  Upon surrender to the
          ---------   -------------------------
corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its stock records.

          Section 5.  Record Date.  In order that the corporation may determine
          ---------   -----------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          Section 6.  Registered Stockholders.  The corporation shall be
          ---------   -----------------------
entitled to recognize the exclusive right of a person registered in its stock records as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.


                                  ARTICLE VII

                               OTHER PROVISIONS

          Section 1.  Dividends.  Dividends upon the capital stock of the
          ---------   ---------
corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and requirements of law.

          Section 2.  Signatures on Checks and Notes.  All checks or demands for
          ---------   ------------------------------
money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 3.  Fiscal Year.  The fiscal year of the corporation shall end
          ---------   -----------
on ____.

          Section 4.  Seal.  The corporation shall have no seal.
          ----------  ----

          Section 5.  Indemnification of Directors, Officers and Others.  Each
          ----------  -------------------------------------------------
person who is or was a director or officer of the corporation or a subsidiary of the corporation and each person who serves or served at the request of the corporation as a director or officer (or equivalent) of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended, except as to any action, suit or proceeding brought by or on behalf of the director or officer of the corporation without prior approval of the board of directors. Each person who is or was an employee or agent of this corporation, and each person who serves or has served as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be similarly indemnified at the discretion of the board of directors. The indemnification provided by this section 5 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


                                 ARTICLE VIII

                                  AMENDMENTS

          These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws was contained in the notice of such special meeting.

                                                                       EXHIBIT D


                         FORM OF NACO AFFILIATE LETTER
                         -----------------------------

ABC Rail Products Corporation
200 South Michigan Avenue
13th Floor
Chicago, IL  60604


NACO, Inc.
2001 Butterfield Road
Suite 502
Downers Grove, IL 60515


Ladies and Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 17, 1998 (the "Merger Agreement"), between NACO, Inc., a Delaware corporation ("NACO"), ABC Rail Products Corporation, a Delaware corporation ("ABC"), and ABCR Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ABC ("Merger Subsidiary"), the Merger Subsidiary will merge with and into NACO and NACO will become a wholly owned subsidiary of ABC (the "Merger"). As a result of the Merger, the undersigned will be entitled to receive shares of common stock, par value $0.01 per share, of ABC (the "ABC Common Stock") in exchange for shares owned by the undersigned of common stock, par value $0.01 per share, of NACO (the "NACO Common Stock").

     The undersigned represents to ABC that the undersigned owns ________ shares (the "NACO Affiliate Shares") of NACO Common Stock. The undersigned hereby irrevocably agrees to attend, in person or by proxy, the meeting of NACO's stockholders relating to the vote on the Merger Agreement and the transactions contemplated thereby and any and all adjournments thereof, and hereby irrevocably agrees to vote (or cause to be voted) all of the NACO Affiliate Shares and any other voting securities of NACO, whether issued heretofore or hereafter, that the undersigned owns or has the right to vote, for the approval and adoption of the Merger Agreement and the transactions contemplated thereby. The undersigned confirms that such agreement to attend and vote is coupled with an interest. The undersigned revokes any and all previous proxies with respect to the NACO Affiliate Shares and/or any other voting securities of NACO owned by the undersigned.

     The undersigned acknowledges that the undersigned may be deemed an "affiliate" of NACO within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), and may be deemed an "affiliate" of NACO for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact.

     If in fact the undersigned were an affiliate of NACO under the Securities Act, the undersigned's ability to sell, assign or transfer the ABC Common Stock received by the undersigned in exchange for any shares of NACO Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

     The undersigned hereby represents to and covenants with ABC that the undersigned will not sell, assign, transfer or otherwise dispose of any of the ABC Common Stock received by the undersigned in exchange for shares of NACO Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated under the Securities Act or
(iii) in a transaction which, in the opinion of counsel of ABC or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

     The undersigned understands that, except as provided in the Registration Rights Agreement to be entered into by ABC and, among others, the undersigned, ABC is under no obligation to register the sale, assignment, transfer or other disposition of the ABC Common Stock to be received by the undersigned in the Merger or to take any other action necessary in order to make compliance with an exemption from such registration available.

     The undersigned hereby further represents to and covenants with NACO and ABC that the undersigned has not, within the preceding 30 days, sold, assigned, transferred or otherwise disposed of any shares of NACO Common Stock held by the undersigned and that the undersigned will not sell, assign, transfer or otherwise dispose of any ABC Common Stock held by the undersigned, received by the undersigned in connection with the Merger, or otherwise acquired by the undersigned after the date hereof, until after such time as results covering at least 30 days of post-Merger combined operations of NACO and ABC have been published by ABC in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

     ABC covenants that it will take all such actions as may be reasonably available to it to permit the sale, assignment, transfer or other disposition of ABC Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

     The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing the shares of ABC Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon evidence of compliance with Rule 145 under the Securities Act and, if requested by ABC, receipt of an opinion in form and substance reasonably satisfactory to ABC from counsel reasonably satisfactory to ABC to the effect that such legend is no longer required for purposes of the Securities Act.

     There will be placed on the certificates for ABC Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate are issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, assigned, transferred or otherwise disposed of (i) until such time as ABC shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, assignment, transfer or other disposition of ABC Common Stock and
(ii) the receipt by ABC of this letter is an inducement to ABC's obligations to consummate the Merger.

                                    Very truly yours,


                                    ______________________________
                                    Name:

Dated: _________, 199__

                                                                       EXHIBIT E


                         FORM OF ABC AFFILIATE LETTER
                         ----------------------------

ABC Rail Products Corporation
200 South Michigan Avenue
13th Floor
Chicago, IL 60604


NACO, Inc.
2001 Butterfield Road
Suite 502
Downers Grove, IL 60515


Ladies and Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 17, 1998 (the "Merger Agreement"), between NACO, Inc., a Delaware corporation ("NACO"), ABC Rail Products Corporation, a Delaware corporation ("ABC"), and ABCR Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ABC ("Merger Subsidiary"), the Merger Subsidiary will merge with and into NACO and NACO will become a wholly owned subsidiary of ABC (the "Merger").

     The undersigned represents to NACO that the undersigned owns ________ shares (the "ABC Affiliate Shares") of common stock, par value $0.01 per share, of ABC (the "ABC Common Stock"). The undersigned hereby irrevocably agrees to attend, in person or by proxy, the meeting of ABC's stockholders relating to the vote on the Merger Agreement and the transactions contemplated thereby, and any and all adjournments thereof, and hereby irrevocably agrees to vote (or cause to be voted) all of the ABC Affiliate Shares and any other voting securities of ABC, whether issued heretofore or hereafter, that the undersigned owns or has the right to vote, for the approval and adoption of the Merger Agreement and the transactions contemplated thereby. The undersigned confirms that such agreement to attend and vote is coupled with an interest. The undersigned revokes any and all previous proxies with respect to the ABC Affiliate Shares and/or any other voting securities of ABC owned by the undersigned.

     The undersigned acknowledges that the undersigned may be deemed an "affiliate" of ABC for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable rules and regulations of the Securities and

Exchange Commission, although nothing contained herein should be construed as an admission of such fact.

     The undersigned represents to and covenants with NACO and ABC that the undersigned has not, within the preceding 30 days, sold, assigned, transferred or otherwise disposed of any shares of ABC Common Stock held by the undersigned and that the undersigned will not sell, assign, transfer or otherwise dispose of any ABC Common Stock held or hereafter acquired by the undersigned until after such time as results covering at least 30 days of post-Merger combined operations of NACO and ABC have been published by ABC in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the sale, assignment, transfer or other disposition of ABC Common Stock and
(ii) the receipt by NACO of this letter is an inducement to NACO's obligations to consummate the Merger.

                                        Very truly yours,


                                        ______________________________
                                        Name:

Dated: _________, 199__

                                                                       EXHIBIT F

                          FORM OF ABC TAX CERTIFICATE
                          ---------------------------

     The undersigned HEREBY CERTIFIES to Schiff Hardin & Waite and to Jones, Day, Reavis & Pogue that the undersigned (a) is familiar with the terms and conditions of all of the transactions described in an opinion letter of Schiff Hardin & Waite (the "Schiff Opinion Letter") and an opinion letter of Jones, Day, Reavis & Pogue (together, the "Opinion Letters"), each dated the date hereof, concerning the Federal income tax consequences of the proposed Merger; and (b) is aware that (i) this Certificate will be relied on by Schiff Hardin & Waite in rendering its Opinion Letter to NACO, Inc. ("NACO") and by Jones, Day, Reavis & Pogue in rendering its Opinion Letter to ABC Rail Products Corporation ("ABC") concerning the Federal income tax consequences of the proposed Merger described in the Opinion Letters, and (ii) the certifications and representations recited herein will survive the closing of the proposed transaction in the Opinion Letters. Except as otherwise provided herein, capitalized terms used herein shall have the meanings ascribed to them in the Schiff Opinion Letter.

     The undersigned HEREBY FURTHER CERTIFIES to Schiff Hardin & Waite and to Jones, Day, Reavis & Pogue as follows:

     a. The fair market value of the ABC Common Stock and other consideration received by each NACO stockholder will be approximately equal to the fair market value of the NACO Common Stock surrendered in the exchange.

     b. Following the Merger, NACO will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets and at least 90% of the fair market value of Merger Subsidiary's net assets and at least 70% of the fair market value of Merger Subsidiary's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Merger Subsidiary or NACO to dissenters, amounts paid by Merger Subsidiary or NACO to stockholders who receive cash or other property, Merger Subsidiary or NACO assets used to pay its reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Merger Subsidiary or NACO immediately preceding the transfer, will be included as assets of Merger Subsidiary or NACO, respectively, held immediately prior to the Merger.

     c. Prior to the Merger, ABC will be in control of Merger Subsidiary within the meaning of Section 368(c)(1) of the Code.

     d. Following the Merger, NACO will not issue additional shares of its stock that would result in ABC losing control of NACO within the meaning of
Section 368(c)(1) of the Code.

     e. Neither ABC nor any corporation which is part of ABC's affiliated group has a plan or intention to reacquire any of the stock issued in the Merger.

     f. ABC has no plan or intention to liquidate NACO; to merge NACO with and into another corporation; to sell or otherwise dispose of the NACO Common Stock; or to cause NACO to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Subsidiary, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or dispositions which will not violate the "Substantially All" test described in Paragraph (b) above.

     g. The liabilities of Merger Subsidiary assumed by NACO and the liabilities to which the transferred assets of Merger Subsidiary are subject were incurred by Merger Subsidiary in the ordinary course of business.

     h. ABC and Merger Subsidiary will pay their respective expenses, if any, incurred in connection with the Merger.

     i. There is no intercorporate indebtedness existing between ABC and NACO or between Merger Subsidiary and NACO that was issued, acquired, or will be settled at a discount.

     j.   ABC is not an investment company as defined in Section
368(a)(2)(F)(iii) and (iv) of the Code.

     k. No Merger Subsidiary shares will be issued in the Merger to NACO stockholders.

     l. None of the compensation received by any stockholder-employee of NACO will be separate consideration for, or allocable to, any of their NACO Common Stock; none of the ABC Common Stock received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     m. A Certificate of Merger relating to the Merger of Merger Subsidiary with and into NACO will be filed with the Secretary of State of the State of Delaware.


Dated:______________                    ABC RAIL PRODUCTS CORPORATION


                                        By:___________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT G


                         FORM OF NACO TAX CERTIFICATE
                         ----------------------------

     The undersigned HEREBY CERTIFIES to Schiff Hardin & Waite and to Jones, Day, Reavis & Pogue that the undersigned (a) is familiar with the terms and conditions of all of the transactions described in an opinion letter of Schiff Hardin & Waite (the "Schiff Opinion Letter") and an opinion letter of Jones, Day, Reavis & Pogue (together, the "Opinion Letters"), each dated the date hereof; and (b) is aware that (i) this Certificate will be relied on by Schiff Hardin & Waite in rendering its Opinion Letter to NACO, Inc. ("NACO") and by Jones, Day, Reavis & Pogue in rendering its Opinion Letter to ABC Rail Products Corporation ("ABC") concerning the Federal income tax consequences of the proposed Merger described in the Opinion Letters, and (ii) the certifications and representations recited herein will survive the closing of the proposed transaction in the Opinion Letters. Except as otherwise provided herein, capitalized terms used herein shall have the meanings ascribed to them in the Schiff Opinion Letter.

     The undersigned HEREBY FURTHER CERTIFIES to Schiff Hardin & Waite and to Jones, Day, Reavis & Pogue as follows:

     a. The fair market value of the ABC Common Stock and other consideration received by each NACO stockholder will be approximately equal to the fair market value of the NACO Common Stock surrendered in the exchange.

     b. NACO and NACO stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

     c. There is no intercorporate indebtedness existing between ABC and NACO or between Merger Subsidiary and NACO that was issued, acquired, or will be settled at a discount.

     d.   NACO is not an investment company as defined in Section
368(a)(2)(F)(iii) and (iv) of the Code.

     e. NACO is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     f. On the date of the Merger, the fair market value of the assets of NACO will equal or exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the transferred assets are subject.

     g. None of the compensation received by any stockholder-employee of NACO will be separate consideration for, or allocable to, any of their NACO Common Stock; none of the ABC Common Stock received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

Dated:____________________        NACO, Inc.


                                  By:____________________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT H

                                    FORM OF
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement (this "Agreement") is entered into this ____ day of _______, 1998 by and among ABC Rail Products Corporation, a Delaware corporation ("ABC") and the stockholders listed on the signature page of this Agreement (each, a "Stockholder" and collectively, the "Stockholders").

     WHEREAS, ABC is a party to an Agreement and Plan of Merger with NACO, Inc., a Delaware corporation ("NACO"), and ABCR Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of ABC ("Merger Subsidiary") dated as of September 17, 1998 (the "Merger Agreement");

     WHEREAS, pursuant to the merger (the "Merger") contemplated by the Merger Agreement all issued and outstanding shares of common stock, par value $.01 per share, of NACO ("NACO Common Stock"), including shares held by the Stockholders, will be converted at the Effective Time of the Merger into shares of common stock, par value $0.01 per share, of ABC ("ABC Common Stock");

     WHEREAS, the parties hereto desire to make provisions for the registration of possible resales of ABC Common Stock received in the Merger by the Stockholders who otherwise are restricted by Rule 144 under the Act in their resales of ABC Common Stock; and

     WHEREAS, the undertakings and agreements of ABC contained herein are a material inducement to the Stockholders to consummate and effect the transactions contemplated by the Merger Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     (a)  Definitions.  For purposes of this Agreement:
          -----------

          (i) The term "Act" means the Securities Act of 1933, as heretofore or hereafter amended;

          (ii) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

          (iii) The term "Registrable Securities" means the shares of ABC Common Stock issued to the Stockholders in the Merger, and any securities paid, issued or distributed in respect of such shares by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.

          (iv) The term "Sellers" means the Stockholders who elect to join in a registration effected pursuant to this Agreement; and

          (v) All other capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement.

     (b)  Demand Rights.
          -------------

          (i) If ABC shall receive at any time after 180 days after the Effective Time of the Merger, a written request from Stockholders holding at least two percent (2%) of the then outstanding shares of ABC Common Stock that ABC file a registration statement under the Act for a public offering of all or a part of the Registrable Securities (which written request shall specify the aggregate number of shares of Registrable Securities requested to be registered), then ABC shall effect such registration of Registrable Securities in accordance with this Agreement; provided, however, that ABC shall not be required to take any action pursuant to this Paragraph (b) unless the requested registration relates to at least 360,000 shares of Registrable Securities.

          (ii) If the Sellers intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise ABC as a part of the request made pursuant to the foregoing Subparagraph
     (b)(i), in which event the managing underwriter shall be selected by ABC with the prior written consent of the Sellers holding a majority in number of the Registrable Securities covered by the registration request.

          (iii) ABC may postpone a registration requested pursuant to Subparagraph (b)(i) for a period not to exceed 90 days if, at the time ABC receives a registration request pursuant to Subparagraph (b)(i), ABC is engaged in confidential negotiations or other confidential business activities (a "Confidential Transaction"), the disclosure of which, based upon the written advice of outside counsel, would be required in the registration statement, and the Board of Directors of ABC determines in good faith that such disclosure would be materially detrimental to ABC and its stockholders or would have a material adverse effect on the Confidential Transaction.

          (iv) (a) ABC will not include in any demand registration pursuant to this Paragraph (b) any securities which are not Registrable Securities without the prior written consent of the Sellers holding a majority in number of the Registrable Securities covered by the registration request, subject to ABC's obligations existing at the date hereof to register additional shares of ABC Common Stock as set forth on Exhibit A hereto.

                 (b) If a demand registration pursuant to this Paragraph (b) is an underwritten offering and the managing underwriter advises ABC in writing that in its opinion the number of Registrable Securities requested to be included in such offering and, if permitted, the number of securities which are not Registrable Securities requested to be included in such offering exceed the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the Sellers holding a majority in number of Registrable Securities covered by the registration request, ABC will include in such registration, first, prior
                                                                  -----
     to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata (as nearly as practicable) among the Sellers on the basis of the number of Registrable Securities proposed to be sold by each such Seller; and second, the number of securities which are
                                   ------
     not Registrable Securities requested to be included which in the opinion of such underwriter can be sold in an orderly manner within the price range of such offering, pro rata (as nearly as practicable) among the holders of such securities on the basis of the number of securities proposed to be sold by each such holder.

          (v) Upon the closing of a demand registration pursuant to this Paragraph (b), each Seller agrees not to effect any public sale or distribution of equity securities, or any securities convertible into or exchangeable or exercisable for such securities, of ABC for a period of at least 90 days after such closing.

          (vi)   ABC agrees:

                 (a) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 25-day period prior to and during the 90-day period beginning on the effective date of any underwritten registration under this Paragraph (b) (except pursuant to (i) registrations on Form S-8 or any successor form, and (ii) registrations on a form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or which does not permit the inclusion of shares of persons other than ABC) unless the underwriters managing the registered public offering otherwise agree, and

                 (b) after the date hereof not to grant, directly or indirectly, any other persons the right to request ABC to register any equity securities of ABC in excess of the number of shares equal to four percent (4%) of the then outstanding shares of ABC Common Stock;

     (c)  PiggyBack Rights.  If ABC proposes to register shares of its Common
          ----------------
Stock for a public offering (including an offering by stockholders other than the Sellers but excluding an offering to employees on Form S-8 or any other offering on a form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or which does not permit the inclusion of shares of persons other than ABC), ABC shall promptly give the Stockholders written notice of such proposed registration. Upon the written request of any Stockholder given within 20 days after mailing of such notice by ABC, ABC shall, subject to the provisions of Paragraph (g) hereof, use its reasonable best efforts to register under the Act all of the Registrable Securities that any Stockholder has requested to have included. The Sellers' participation in a registration pursuant to this Paragraph (c) shall be conditioned upon the Sellers' complete and full cooperation on a timely basis with all requirements reasonably established by ABC and/or the managing underwriter in the course of such registration.

     (d)  Obligations of ABC.  Whenever required under this Agreement to effect
          ------------------
the registration of any Registrable Securities, ABC shall, as expeditiously as possible:

          (i) Prepare and file with the Securities and Exchange Commission (the "SEC") (or any successor agency) a registration statement with respect to such Registrable Securities (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, ABC will furnish on a timely basis to the counsel selected by Sellers copies of all such documents required to be filed, which documents in the case of a registration under Paragraph (b) will be subject to review by such counsel), and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Sellers, use its reasonable best efforts to keep such registration statement effective for up to 120 days;

          (ii) Prepare and file with the SEC such supplements and amendments to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during an effective period, if requested by the Sellers, of not to exceed 120 continuous days;

          (iii) Furnish to the Sellers such numbers of copies of the prospectus, including a preliminary prospectus in conformity with the requirements of the Act, and such other documents as the Sellers may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (iv) Use its reasonable best efforts to expeditiously register or qualify the Registrable Securities under such securities or Blue Sky laws of such jurisdictions within the United States as shall be appropriate or reasonably requested by the Sellers;

          (v) In the case of a registration under Paragraph (b), enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the shares of Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation:

               (a) making such representations and warranties to the underwriters in form, substance and scope, reasonably satisfactory to the managing underwriter, as are customarily made by issuers to underwriters in underwritten secondary offerings;

               (b) obtaining opinions and updates thereof of counsel, which counsel and opinions to ABC (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, addressed to the managing underwriter covering the matters customarily covered in opinions requested in underwritten secondary offerings and such other matters as may be reasonably requested by the managing underwriter;

               (c) causing the underwriting agreements to set forth in full the indemnification provisions and procedures of Paragraph (j) below (or such other substantially similar provisions and procedures as the managing underwriter shall reasonably request) with respect to all parties to be indemnified pursuant to said Paragraph (j); and

               (d) delivering such documents and certificates as may be reasonably requested by the Sellers to evidence compliance with the provisions of this Subparagraph (d)(v) and with any customary conditions contained in the underwriting agreement or other agreement entered into by ABC; and

          (vi) Promptly notify each Seller at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any such Seller, ABC will promptly prepare and furnish such Seller a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e)  Seller Information.  It shall be a condition precedent to the
          ------------------
obligations of ABC to take any action pursuant to this Agreement that the Sellers shall furnish to ABC such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     (f)  Expenses.  ABC shall pay all fees and expenses incurred in connection
          --------
with any registration pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees and expenses, accounting fees, fees and disbursements of counsel for ABC, printing fees, listing fees, miscellaneous travel and other out-of-pocket expenditures incurred by ABC. Sellers shall pay all fees and disbursements of counsel for Sellers and all underwriting discounts and all commissions or brokerage fees applicable to the Registrable Securities sold by them and all miscellaneous travel and other out-of-pocket expenditures incurred by them.

     (g)  Underwriting Requirements.  In connection with any offering involving
          -------------------------
an underwriting of shares, ABC shall not be required under Paragraph (c) to include any of the Registrable Securities in such underwriting unless Sellers accept the terms of the underwriting as agreed upon between ABC and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by ABC. If the total number of Registrable Securities that Sellers request be included in such offering exceeds (when combined with the securities being offered by ABC and any other selling stockholders having rights to participate in such offering) the number of securities that the underwriters reasonably believe compatible with the success of the offering by ABC, then ABC shall be required to include in the offering only that number of securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering by ABC, the securities so included to be allocated pro rata (as nearly as practicable) among the Sellers and other selling stockholders on the basis of the number of securities proposed to be sold by each.

     (h)  Successors and Assigns.  The registration rights provided by this
          ----------------------
Agreement shall be binding upon and inure to the benefit of ABC (and its successors and assigns), and the Stockholders (and any affiliates thereof to whom the Registrable Securities are transferred, sold or disposed). Except as expressly stated in the foregoing sentence, the registration rights provided by this Agreement may not be assigned by the Stockholders without the prior written consent of ABC.

     (i)  Limits on Rights.  The right of the Stockholders to require a
          ----------------
registration pursuant to Paragraph (b) shall be limited to two registrations. Participation in a registration pursuant to Paragraph (c) shall be limited, as to any Stockholder, to a single registration and any Stockholder participating in a registration pursuant to Paragraph (c) shall have no right to participate in any further registration pursuant thereto unless such Stockholder was not allowed to register at least seventy-five percent (75%) of the Registrable Securities requested for inclusion in such registration due to the operation of Paragraph (g) above. The failure of the Sellers to sell all of the Registrable Securities offered in a registration effected pursuant to Paragraph (b) shall not entitle any of the Sellers to require or participate in any further registration under Paragraph (b) of ABC securities.

     (j)  Indemnification.
          ---------------

          (i) ABC agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, stockholders, partners and employees and each person who controls (within the meaning of the Act) such holder against all losses, claims, damages, liabilities and expenses whatsoever, as incurred, and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, or aggregate amounts paid in settlement of any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon, caused by or arising out of any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to ABC by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after ABC has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, ABC will indemnify such underwriters, their officers and directors and each person who controls (within the meaning of the Act) such underwriters to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (ii) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to ABC in writing such information as ABC reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify ABC, its directors, stockholders, employees and officers and each person who controls (within the meaning of the Act) ABC against any losses, claims, damages, liabilities and expenses whatsoever, as incurred, and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, or aggregate amounts paid in settlement of any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon, caused by or arising out of any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder expressly for such purpose and is reasonably relied upon in conformity with such written information.

          (iii) Any person entitled to indemnification hereunder will (a) give reasonably prompt written notice to the indemnifying party of any claim with respect to which he or it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without his or its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (iv) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. ABC also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event ABC's indemnification is unavailable for any reason. Such right to contribution shall be in such proportion as is appropriate to reflect the relative fault of and benefits to ABC on the one hand and the Sellers on the other (in such proportions that the Sellers are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and the indemnified parties in connection with the offering to which losses, claims, damages, liabilities or expense relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

               The parties hereto agree that it would not be just or equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediate preceding paragraph. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Subparagraph (j)(iv), no Seller shall be required to contribute any amount in excess of the net amount of proceeds received by such Seller from the sale of Registrable Securities pursuant to the registration statement.

     (k)  Entire Agreement; Modification; Amendment.  This Agreement constitutes
          -----------------------------------------
the entire Agreement between the parties covering the subject matter hereof and supersedes all prior agreements or understandings whether written or oral. This Agreement may not be modified or amended other than in a writing signed by ABC and Stockholders holding a majority of the Registrable Securities.

     (l)  No Inconsistent Agreements.  ABC will not hereafter enter into any
          --------------------------
agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

     (m)  Adjustments Affecting Registrable Securities.  ABC will not take any
          --------------------------------------------
action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement provided that this Paragraph
(m) shall not apply to actions or changes with respect to ABC's business, earnings, revenues, financial conditions or prospects.

     (n)  Termination.  This Agreement, other than the provisions of Paragraph
          -----------
(j) above, shall terminate on the sixth anniversary of the date hereof; provided, however, that such termination shall not be effective until completion
--------  -------
of any registration of Registrable Securities requested prior to such sixth anniversary in accordance with this Agreement; and provided further, that with
                                                   ----------------
respect to any Stockholder, this Agreement shall terminate on the date on which such Stockholder may sell Registrable Securities in accordance with Rule 145(d)(2) or (3) under the Act.

     (o)  Remedies.  Any person having rights under any provision of this
          --------
Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of the Agreement.

     (p)  Severability.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provisions will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (q)  Descriptive Headings.  The descriptive headings of this Agreement are
          --------------------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (r)  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within the State, without regard to the conflicts of laws provision thereof.

     (s)  Notices.  All notices and other communications given or made pursuant
          -------
hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

          (a)  If to ABC:

                    ABC Rail Products Corporation
                    200 South Michigan Avenue

                    13th Floor
                    Chicago, IL  60604
                    Attention: Donald W. Ginter
                    Telecopy No.: (312) 322-0397

          (b) If to a Stockholder, at the address specified by such holder to ABC.

     IN WITNESS WHEREOF, this Agreement has been entered into by the parties hereto as of the date first written above.


                              ABC RAIL PRODUCTS CORPORATION


                              By: __________________________________
                                    Name:
                                    Title:


                              STOCKHOLDERS:


                              ____________________________________
                                    Joseph A. Seher


                              ____________________________________
                                    Vaughn W. Makary


                              ____________________________________
                                    Wayne R. Rockenbach


                              ____________________________________
                                    John W. Waite


                              ____________________________________
                                    John M. Lison


                              ____________________________________
                                    Stephen W. Becker


                              ____________________________________
                                    John M. Giba

                              ____________________________________
                                    Brian L. Greenburg


                              ____________________________________
                                    Michael B. Heisler


                              ____________________________________
                                    Jack R. Long


                              ____________________________________
                                    Wilbur G. Streams


                              ____________________________________
                                    Richard A. Drexler


                              ____________________________________
                                    Daniel W. Duval


                              ____________________________________
                                    Willard H. Thompson

                                                                       EXHIBIT I


                       FORM OF OPINION OF COUNSEL TO ABC
                       ---------------------------------


     (1) Each of ABC and Merger Subsidiary is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

     (2) Each of ABC and Merger Subsidiary has corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of ABC and Merger Subsidiary has the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and to consummate the transactions contemplated thereby.

     (3) The Merger Agreement and the performance by ABC and Merger Subsidiary of their respective obligations thereunder have been duly authorized by all requisite corporate action on the part of ABC and Merger Subsidiary. The Merger Agreement has been duly executed and delivered by, and is binding upon, ABC and Merger Subsidiary. Upon filing of the Certificate of Merger with the Secretary of State of Delaware, the Merger will be effective in accordance with the General Corporation Law of the State of Delaware.

     (4) Neither the execution and delivery by ABC and Merger Subsidiary of the Merger Agreement nor the performance of their respective obligations thereunder will (a) result in the violation of any statute or regulation (it being understood that we are not expressing any opinion as to any Federal or state securities laws, Federal or state antitrust laws or Federal or state environmental laws), or any order or decree known to us of any court or Governmental Authority binding upon ABC or Merger Subsidiary or their respective properties, or (b) conflict with or result in a default or in the creation of a lien under any of the provisions of ABC's Restated Certificate of Incorporation or By-Laws or Merger Subsidiary's Certificate of Incorporation or By-Laws.

     (5) The ABC Common Shares to be issued upon the Effective Time are duly authorized and, upon filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the General Corporation Law of the State of Delaware, will be validly issued, fully paid and nonassessable.

                                                                       EXHIBIT J


                      FORM OF OPINION OF COUNSEL TO NACO
                      ----------------------------------


     (1) NACO is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

     (2) NACO has corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. NACO has the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement and to consummate the transactions contemplated thereby.

     (3) The Merger Agreement and the performance by NACO of its obligations thereunder have been duly authorized by all requisite corporate action on the part of NACO. The Merger Agreement has been duly executed and delivered by, and is binding upon, NACO. Upon filing of the Certificate of Merger with the Secretary of State of Delaware, the Merger will be effective in accordance with the General Corporation Law of the State of Delaware.

     (4) Neither the execution and delivery by NACO of the Merger Agreement nor the performance of its obligations thereunder will (a) result in the violation of any statute or regulation (it being understood that we are not expressing any opinion as to any Federal or state securities laws, Federal or state antitrust laws or Federal or state environmental laws), or any order or decree known to us of any court or Governmental Authority binding upon NACO or their respective properties, or (b) conflict with or result in a default or in the creation of a lien under any of the provisions of NACO's Restated Certificate of Incorporation or By-Laws.

     (5) NACO has an authorized capitalization consisting of ______ shares of Common Stock, ____ of which are issued and outstanding and _____ of which are held as treasury shares. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.